Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 8 TO MARGIN LOAN AGREEMENT

This AMENDMENT NO. 8 TO MARGIN LOAN AGREEMENT (this “Amendment”) is made as of December 24, 2018 by and among the parties to the Margin Loan Agreement dated as of December 21, 2012 (as heretofore amended or modified, the “Margin Loan Agreement”) among Teekay Finance Limited, a Bermuda exempted company (“Borrower”), the lenders party thereto, and Citibank, N.A., as administrative agent and Collateral Agent (in such capacity, respectively, “Administrative Agent” and “Collateral Agent”), and Teekay Corporation, a corporation organized under the laws of the Republic of the Marshall Islands, as guarantor under the related guarantee agreement (“Guarantor”).

RECITALS:

WHEREAS, Borrower wishes to extend the Scheduled Maturity Date and make certain other amendments to the terms of the Facility and, in connection therewith, to pledge an additional 18,375,712 TOO Shares and 23,535,986 TNK Shares by depositing such Shares into the Collateral Account on or before the Amendment No. 8 Effective Date (as defined below);

WHEREAS, each financial institution identified on the signature pages hereto as a “Lender” has agreed severally, on the terms and conditions set forth herein and in the Margin Loan Agreement, to extend the Scheduled Maturity Date and make the other amendments to the terms of the Facility set forth herein;

The parties hereto therefore agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Margin Loan Agreement has the meaning assigned to such term in the Margin Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Margin Loan Agreement shall, after this Amendment becomes effective, refer to the Margin Loan Agreement as amended hereby. For the avoidance of doubt, after the Amendment No. 8 Effective Date (as defined below), any references to “date hereof,” or “date of this Agreement,” in the Margin Loan Agreement, shall continue to refer to December 21, 2012.

SECTION 2. Amendments to Margin Loan Agreement. Effective on and as of the Amendment No. 8 Effective Date, the Margin Loan Agreement is hereby amended by incorporating the changes shown in the blackline attached hereto as Annex A.

SECTION 3. Representations of Borrower and Guarantor.

(a) Borrower represents and warrants that:

(i) each of the representations and warranties made by Borrower in or pursuant to the Margin Loan Documents is true and correct in all material respects on and as of the Amendment No. 8 Effective Date after giving effect hereto as if made on and as of such date (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date);

(ii) no Default or Event of Default has occurred and is continuing on and as of the Amendment No. 8 Effective Date after giving effect hereto;

(iii) the execution, delivery and performance of this Amendment are within Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(iv) the execution, delivery and performance of this Amendment (1) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to register and/or perfect Liens created pursuant to the Margin Loan Documents, (2) will not violate any Law applicable to Borrower, (3) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or its assets, or give rise to a right thereunder to require any payment to be made by Borrower, and (4) will not result in the creation or imposition of any Lien on any asset of Borrower, except Liens created pursuant to the Margin Loan Documents; and

(v) Borrower has duly appointed a process agent in New York City to accept such service of any and all writs, process and summonses for any action arising out of any Margin Loan Document and such appointment remains in effect as of the Amendment No. 8 Effective Date.

(b) Guarantor represents and warrants that:

(i) each of the representations and warranties made by Guarantor in or pursuant to the Margin Loan Documents is true and correct in all material respects on and as of the Amendment No. 8 Effective Date after giving effect hereto as if made on and as of such date (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date);

(ii) Guarantor has the capacity and has taken all action, and no consent of any Person is required, for it to execute and comply with its obligations under this Amendment;

(iii) this Amendment constitutes Guarantor’s legal, valid and binding obligation enforceable against Guarantor in accordance with its terms subject to any relevant insolvency laws affecting creditors’ rights generally;

(iv) the execution by Guarantor of this Amendment and its compliance with this Amendment will not involve or lead to a contravention of:

(A) any law or regulation;

(B) the constitutional documents of Guarantor; or

(C) any contractual or other obligation or restriction that is binding on Guarantor or any of its assets; and

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(v) Guarantor has duly appointed a process agent in New York City to accept such service of any and all writs, process and summonses for any action arising out of any Margin Loan Document and such appointment remains in effect as of the Amendment No. 8 Effective Date.

SECTION 4. Conditions to the Amendment No. 8 Effective Date. This Amendment shall become effective as of the first date (if any) on or after December 24, 2018 but on or prior to December 31, 2018 (the “Amendment No. 8 Effective Date”) on which each of the following conditions shall have been satisfied:

(a) Administrative Agent shall have received each of the following documents, duly executed, each dated on or prior to the Amendment No. 8 Effective Date, in each case, in form and substance reasonably satisfactory to Administrative Agent and each of the Lenders:

(i) duly executed counterparts of this Amendment;

(ii) (x) certificate of Borrower, dated on or prior to the Amendment No. 8 Effective Date and executed by any Director, Officer or the Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Margin Loan Documents to which it is a party (including this Amendment) and (B) contain appropriate attachments, including the Organization Documents of Borrower (which shall be substantially in the form of Exhibit K to the Margin Loan Agreement), certified by the relevant authority of the jurisdiction of organization of Borrower, and a Certificate of Compliance for Borrower, from its jurisdiction of organization; and (y) incumbency certificate, which shall identify by name and title and bear the signatures of the Responsible Officers for Borrower authorized to sign the Margin Loan Documents (including this Amendment);

(iii) (x) certificate of Guarantor, dated on or prior to the Amendment No. 8 Effective Date and executed by its Secretary, which shall (A) certify the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Margin Loan Documents to which it is a party (including this Amendment) and (B) contain appropriate attachments, including the Organization Documents of Guarantor, and a Certificate of Goodstanding for Guarantor, from its jurisdiction of organization; and (y) incumbency certificate, which shall identify by name and title and bear the signatures of the Responsible Officers for Guarantor authorized to sign the Margin Loan Documents (including this Amendment);

(iv) a solvency certificate from a Responsible Officer for each of Borrower and Guarantor, in each case, in form and substance substantially similar to the applicable solvency certificate delivered in connection with the Closing Date;

(v) legal opinion of Latham & Watkins LLP, special New York counsel to Borrower and Guarantor, in form and substance substantially similar to that delivered in connection with the Closing Date (but with respect to this Amendment);

(vi) legal opinion of Alexanders Barristers & Attorneys, Bermuda counsel to Borrower, in form and substance substantially similar to that delivered in connection with the Closing Date (but with respect to this Amendment);

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(vii) legal opinion of Watson Farley & Williams LLP, special Marshall Islands counsel to Guarantor, in form and substance substantially similar to that delivered in connection with the Closing Date (but with respect to this Amendment);

(viii) for each Obligor, the results of a recent lien search in such Obligor’s jurisdiction of organization and, if different, such Obligor’s “location” (determined as provided in UCC Section 9-307) and each of the jurisdictions where assets of such Obligor are located, and, in the case of Borrower, such search shall reveal no liens on any of the assets of Borrower except for liens permitted by Section 6.02 of the Margin Loan Agreement;

(ix) (x) for Citibank, N.A., as a Lender, a completed FRB Form U-1 with respect to the Facility duly executed by Borrower and (y) for DNB Capital LLC, a completed FRB Form G-3 with respect to the Facility duly executed by Borrower;

(x) the most recent account statements of Borrower with respect to each asset owned by Borrower, to the extent any such account statements have been prepared, and a certificate of a Responsible Officer, dated as of the Amendment No. 8 Effective Date, (1) certifying that the aforementioned account statements, if any, are true, correct and complete and (2) containing a list of all Indebtedness, tax liabilities and/or commitments of Borrower, a description of the material terms of each item on such list (including the amount of any liability thereunder, whether contingent, direct or otherwise, the due date for each such liability, the total unfunded commitment, if any, and the rate of interest, if any, applicable thereto) and a certification that such list is true, correct and complete and that Borrower has no other Indebtedness, tax liabilities or commitments other than those set forth on such list (which shall be considered “Borrower Financial Statements” for purposes of the Margin Loan Agreement);

(xi) (x) audited consolidated financial statements of Guarantor for the 2013, 2014, 2015, 2016 and 2017 fiscal years, (y) unaudited interim consolidated financial statements of Guarantor for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (x) of this paragraph as to which such financial statements are available, and (z) a certificate of a Responsible Officer of Guarantor, dated as of the Amendment No. 8 Effective Date, (A) certifying, in the case of the financial statements delivered under clause (y) above, as presenting fairly in all material respects the financial condition and results of operations of Guarantor in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and (B) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto (which shall be considered “Guarantor Financial Statements” for purposes of the Margin Loan Agreement); and

(xii) evidence that each of Borrower and Guarantor has duly appointed a process agent in New York City to accept such service of any and all writs, process and summonses for any action arising out of any Margin Loan Document and each such appointment remains in effect as of the Amendment No. 8 Effective Date;

(b) on or prior to the Amendment No. 8 Effective Date, Borrower shall have pledged an additional 18,375,712 TOO Shares and 23,535,986 TNK Shares as Eligible Collateral by depositing such Shares into the Collateral Account, such that the Collateral Account shall contain a total of 56,587,484 TOO Shares, 40,290,460 TNK Shares and 25,208,274 TGP Shares as Eligible Collateral as of the Amendment No. 8 Effective Date;

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(c) the LTV Ratio on the Amendment No. 8 Effective Date shall be equal to or less than the Initial LTV Ratio;

(d) the aggregate outstanding principal amount of the Advances (if any) shall not exceed the Commitments and the outstanding principal amount of each Lender’s Advances (if any) shall not exceed such Lender’s Commitment, in each case on the Amendment No. 8 Effective Date after giving effect to this Amendment;

(e) the representations and warranties set forth in Section 3 above shall be true and correct on and as of the Amendment No. 8 Effective Date after giving effect hereto; and

(f) no Default or Event of Default shall have occurred and be continuing on and as of the Amendment No. 8 Effective Date after giving effect hereto.

SECTION 5. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.

SECTION 6. Confirmation of Guarantees and Security Interests. By signing this Amendment each of Borrower and Guarantor hereby confirms that the obligations of Borrower and Guarantor under the Margin Loan Agreement as modified or supplemented hereby and the other Margin Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Guarantee Agreement, the Security Agreement and the other Margin Loan Documents, (ii) constitute “Obligations”, “Secured Obligations” and “Guaranteed Obligations” or other similar term for purposes of the Margin Loan Agreement, the Security Agreement and all other Margin Loan Documents, and (iii) notwithstanding the effectiveness of the terms hereof, the Guarantee Agreement, the Security Agreement and the other Margin Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects (giving effect to the amendments set forth herein). Each Obligor ratifies and confirms that all Liens granted, conveyed, or assigned to Collateral Agent by such Person pursuant to any Margin Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as modified hereby.

SECTION 7. Margin Loan Agreement Governs. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Administrative Agent under the Margin Loan Agreement or any other Margin Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Margin Loan Agreement or any other Margin Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Margin Loan Agreement or any other Margin Loan Document in similar or different circumstances. For the avoidance of doubt, this Amendment shall not affect amounts (including without limitation Commitment Fees or Spread) accrued, due or payable prior to the Amendment No. 8 Effective Date.

SECTION 8. Qualified Financial Contract. The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at

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www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Amendment, the Margin Loan Agreement and each other Margin Loan Document, and for such purposes this Amendment, the Margin Loan Agreement and each other Margin Loan Document shall each be deemed a “Covered Agreement,” each party that is a Regulated Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Regulated Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Regulated Entity. In the event of any inconsistencies between this Amendment, the Margin Loan Agreement or any other Margin Loan Document and the Bilateral Terms, the Bilateral Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. § 252.2, §§ 252.81–8, 12 C.F.R. §§ 382.1-7 and 12 C.F.R. §§ 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

“Regulated Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

SECTION 9. Acknowledgement Regarding the 2018 Additional Shares. Collateral Agent, as Secured Party under the Security Agreement acknowledges and agrees that:

(a) as of the Amendment No. 8 Effective Date, the 2018 Additional Shares are subject to the Existing Transfer Restrictions; and

(b) any sale of the 2018 Additional Shares by or through Secured Party (as defined in the Security Agreement) or its Affiliates will only be made in a transaction registered under the Securities Act or in a transaction that Secured Party reasonably believes to be exempt from the registration requirements of the Securities Act (it being understood and agreed that Secured Party or such Affiliate may in good faith rely on representations of Borrower and/or any purchaser in determining that an exemption is available).

SECTION 10. Miscellaneous. This Amendment shall constitute a Margin Loan Document for all purposes of the Margin Loan Agreement and the other Margin Loan Documents. The provisions of this Amendment are deemed incorporated into the Margin Loan Agreement as if fully set forth therein. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

Borrower: TEEKAY FINANCE LIMITED,
as Borrower

By:	/s/ Edith Robinson
Name: EDITH ROBINSON
Title: PRESIDENT

Guarantor:

TEEKAY CORPORATION,
as Guarantor

By:	/s/ Vincent Lok
Name: Vincent Lok
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Margin Loan Agreement Amendment No. 8]

CITIBANK, N.A., as Administrative Agent

By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

CITIBANK, N.A., as Collateral Agent and
solely in respect of Sections 9 and 10

By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

[Signature Page to Margin Loan Agreement Amendment No. 8]

2018 Commitment: $100,000,000	CITIBANK, N.A., as a Lender

	By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

[Signature Page to Margin Loan Agreement Amendment No. 8]

2018 Commitment: $50,000,000	DNB CAPITAL LLC, as a Lender

	By:	/s/ Passchier Veefkind
Name: Passchier Veefkind
Title: Senior Vice President

	By:	/s/ Jessika Larsson
Name: Jessika Larsson
Title: Vice President

[Signature Page to Margin Loan Agreement Amendment No. 8]

ANNEX A

MARGIN LOAN AGREEMENT

Dated as of December 21, 2012

among

TEEKAY FINANCE LIMITED,

as Borrower,

the Lenders party hereto

and

CITIBANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

Page
ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.	Certain Defined Terms	1
Section 1.02.	Times Of Day	~~26~~26
Section 1.03.	Terms Generally.	~~26~~26
Section 1.04.	Accounting Terms; GAAP	~~27~~27

ARTICLE 2
AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01.	Commitments.	~~25~~27
Section 2.02.	Advances and Borrowings.	~~25~~27
Section 2.03.	Requests For Borrowings.	~~26~~28
Section 2.04.	Funding Of Borrowings.	~~26~~28
Section 2.05.	Termination Of Facility	~~27~~29
Section 2.06.	Repayment Of Advances	~~27~~29
Section 2.07.	Interest.	~~27~~29
Section 2.08.	Fees.	~~27~~30
Section 2.09.	Interest Rate Determinations	~~29~~32
Section 2.10.	Prepayments Of Borrowings; Withdrawal Of Collateral~~; Substitution of Collateral Shares.~~	~~29~~32
Section 2.11.	Increased Costs	~~30~~35
Section 2.12.	Taxes.	~~32~~36
Section 2.13.	Illegality	~~36~~40
Section 2.14.	Break-Funding.	~~36~~40
Section 2.15.	Evidence Of Debt	~~36~~41
Section 2.16.	Payments And Computations; Pro Rata Treatment; Sharing of Set-offs.	~~37~~41

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.01.	Organization; Powers	~~38~~43
Section 3.02.	Authorization; Enforceability	~~38~~43
Section 3.03.	Governmental Approvals; No Conflicts	~~39~~43
Section 3.04.	Financial Condition; No Material Adverse Change.	~~39~~43
Section 3.05.	Litigation Matters	~~39~~44
Section 3.06.	Compliance With Laws And Agreements	~~39~~44
Section 3.07.	Investment Company Status	~~39~~44

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Section 3.08.	Taxes	~~40~~44
Section 3.09.	Disclosure	~~40~~44
Section 3.10.	Material Agreements	~~40~~45
Section 3.11.	Solvency	~~40~~45
Section 3.12.	Trading And Other Restrictions.	~~40~~45
Section 3.13.	Capitalization and Subsidiaries	~~41~~45
Section 3.14.	Patriot Act; Sanctioned Persons.	~~41~~45
Section 3.15.	Material Nonpublic Information	~~42~~46
Section 3.16.	Restricted Transactions	~~42~~46
Section 3.17.	Conduct of Business	~~42~~46
Section 3.18.	Ownership of Property; Ownership of Shares	~~42~~46
Section 3.19.	No Sovereign Immunity	~~42~~47

ARTICLE 4
CONDITIONS OF LENDING

Section 4.01.	Conditions Precedent to First Borrowing	~~42~~47
Section 4.02.	Conditions Precedent To Each Advance	~~44~~49

ARTICLE 5
AFFIRMATIVE COVENANTS OF BORROWER

Section 5.01.	Financial Statements	~~45~~50
Section 5.02.	Notices Of Material Events	~~46~~51
Section 5.03.	Existence; Conduct Of Business	~~46~~51
Section 5.04.	Payment Of Taxes	~~47~~51
Section 5.05.	Compliance With Laws	~~47~~51
Section 5.06.	Compliance With Exchange Act Requirements	~~47~~51
Section 5.07.	Further Assurances	~~47~~52
Section 5.08.	Books And Records	~~47~~52
Section 5.09.	Maintenance of Separateness	~~47~~52
Section 5.10.	Use Of Proceeds	~~48~~53

ARTICLE 6
NEGATIVE COVENANTS

Section 6.01.	Indebtedness	~~48~~53
Section 6.02.	Liens	~~48~~53
Section 6.03.	Fundamental Changes.	~~48~~53
Section 6.04.	Asset Sales	~~49~~53
Section 6.05.	Investments And Acquisitions	~~49~~54
Section 6.06.	Restricted Payments	~~49~~54
Section 6.07.	Investment Company	~~49~~54
Section 6.08.	No Amendment Of Organization Documents, Etc	~~49~~54
Section 6.09.	Formation Of Subsidiaries	~~49~~54
Section 6.10.	Restricted Transaction	~~49~~54
Section 6.11.	No Impairment of Collateral Shares	~~49~~54

Section 6.12.	Tax Status	~~50~~54
Section 6.13.	Use Of Proceeds	~~50~~54
Section 6.14.	Provision Of Public Information	~~50~~55

ARTICLE 7
EVENTS OF DEFAULT

Section 7.01.	Events Of Default	~~51~~55

ARTICLE 8
ADMINISTRATIVE AGENT

Section 8.01.	Administrative Agent.	~~54~~58

ARTICLE 9
MISCELLANEOUS

Section 9.01.	Amendments, Etc.	~~56~~61
Section 9.02.	Notices; Effectiveness; Electronic Communications.	~~59~~64
Section 9.03.	No Waiver; Remedies.	~~61~~66
Section 9.04.	Costs And Expenses; Indemnification; Damage Waiver.	~~62~~67
Section 9.05.	Collateral Agent.	~~63~~68
Section 9.06.	Calculation Agent.	~~63~~69
Section 9.07.	Payments Set Aside.	~~64~~69
Section 9.08.	Governing Law; Submission To Jurisdiction.	~~64~~69
Section 9.09.	Successors and Assigns.	~~65~~70
Section 9.10.	Severability	~~68~~73
Section 9.11.	Counterparts; Integration; Effectiveness	~~68~~73
Section 9.12.	Survival Of Representations	~~68~~73
Section 9.13.	Confidentiality	~~69~~74
Section 9.14.	No Advisory Or Fiduciary Relationship	~~69~~74
Section 9.15.	Right Of Setoff	~~70~~75
Section 9.16.	Judgment Currency	~~70~~75
Section 9.17.	USA PATRIOT Act Notice	~~70~~76
Section 9.18.	Interest Rate Limitation	~~71~~76
Section 9.19.	Disclosure	~~71~~76

EXHIBITS

Exhibit A – Form of Borrowing Notice

Exhibit B – Form of Security Agreement

Exhibit C – Form of Control Agreement

Exhibit D-1 – Form of Issuer Acknowledgement with TGP Issuer

Exhibit D-2 – Form of Issuer Acknowledgement with TOO Issuer

Exhibit D-3 – Form of Issuer Acknowledgement with TNK Issuer

Exhibit E-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit E-2 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit E-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit E-4 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit F – Form of Guarantee Agreement

Exhibit G – Form of New York law opinion

Exhibit H – Form of Marshall Islands law opinion

Exhibit I – Form of Bermuda law opinion

Exhibit J – Form of Assignment and Assumption

Exhibit K – Form of Amendments to Borrower’s Organization Documents

SCHEDULES

Schedule 1.01(a) – Haircuts for Cash Equivalents

Schedule 1.01(b) – Certain Defined Terms

Schedule 3.13 – Capitalization

Schedule 9.02 – Certain Addresses for Notices

This MARGIN LOAN AGREEMENT (as it may be amended or modified from time to time, this “Agreement”) is made as of December 21, 2012 by and among Teekay Finance Limited, a Bermuda exempted company, as Borrower (“Borrower”), the Lenders party hereto and CITIBANK, N.A., as Administrative Agent (in such capacity, “Administrative Agent”).

Borrower has requested that the Lenders make loans to it from time to time in an aggregate principal amount not exceeding the Commitments (as hereinafter defined) of the Lenders, and the Lenders are prepared to make such loans upon the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2015 Additional TOO Shares” means the additional 14,402,304 TOO Shares pledged by Borrower as referred to in Section 4(b) of Amendment No. 3.

“2017 Incremental Commitment “ means, with respect to any Lender, the amount set forth opposite such Lender’s name on its signature page to Amendment No. 6.

“2018 Additional Shares” means the additional 18,375,712 TOO Shares and 23,535,986 TNK Shares pledged by Borrower as referred to in Section 4(b) of Amendment No. 8.

“2018 Commitment” means, with respect to any Lender, the amount set forth opposite such Lender’s name on its signature page to Amendment No. 8.

“Act” has the meaning specified in Section 9.17.

“Adjusted Initial Basket” means, as of the Amendment No. ~~3~~8 Effective Date, a number of TGP Shares, TNK Shares and TOO Shares equal to the Initial Basket (after giving effect to Amendment No. ~~3~~8), which number shall from time to time be ~~(x)~~ reduced by the number of TGP Shares, TNK Shares or TOO Shares, as the case may be, released pursuant to Section 2.10(b) or Section 2.10(~~c) and (y) increased by the number of any additional TGP Shares, TNK Shares or TOO Shares, as the case may be, pledged by Borrower pursuant to Section 2.10(c) that constitute Eligible Collateral; provided that none of the number of TGP Shares, the number of TNK Shares and the number of TOO Shares in the Adjusted Initial Basket may be so increased to exceed the number of TGP Shares, TNK Shares or TOO Shares, respectively, in the Initial Basket (after giving effect to Amendment No. 3).~~d).

“Administrative Agent” has the meaning specified in the preamble hereto.

“Advance” has the meaning specified in Section 2.01.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

~~“Aggregate Commitment” means, with respect to any Lender, the sum of (a) $75,000,000 and (b) such Lender’s 2017 Incremental Commitment.~~

“Agreement” has the meaning specified in the preamble hereto.

“Amendment Effective Time” means, in respect of any Potential Facility Amendment Event, Share Collateral Trigger Event or Redocumentation Event, 5:00 p.m. on the third Business Day following the Notice Date applicable to such Potential Facility Amendment Event, Share Collateral Trigger Event or Redocumentation Event, as the case may be; provided that if Borrower delivers to Administrative Agent on or prior to the first Business Day following the applicable Notice Date (i) a copy of a duly executed and delivered notice of borrowing under a revolving credit facility of Guarantor in respect of an amount sufficient to pay the Total Accrued Loan Amount and (ii) evidence reasonably satisfactory to Administrative Agent that Guarantor has agreed to contribute the proceeds of such borrowing to Borrower, the Amendment Effective Time shall be 5:00 p.m. on the fourth Business Day following the applicable Notice Date.

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of December 18, 2013 among Borrower, the Lenders party thereto, Administrative Agent and Guarantor.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“Amendment No. 1 Structuring Fee” has the meaning specified in Schedule 1.01(b).

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of December 19, 2014 among Borrower, the Lenders party thereto, Administrative Agent and Guarantor.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2.

“Amendment No. 2 Structuring Fee” has the meaning specified in Schedule 1.01(b).

“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of October 2, 2015 among Borrower, the Lenders party thereto, Administrative Agent and Guarantor.

“Amendment No. 3 Effective Date” has the meaning specified in Amendment No. 3.

“Amendment No. 4” means Amendment No. 4 to this Agreement dated as of December 17, 2015 among Borrower, the Lenders party thereto, Administrative Agent and Guarantor.

“Amendment No. 4 Effective Date” has the meaning specified in Amendment No. 4.

“Amendment No. 4 Structuring Fee” has the meaning specified in Schedule 1.01(b).

“Amendment No. 5” means Amendment No. 5 to this Agreement dated as of June 28, 2016 among Borrower, the Lenders party thereto, Administrative Agent and Guarantor.

“Amendment No. 5 Effective Date” has the meaning specified in Amendment No. 5.

“Amendment No. 5 Structuring Fee” has the meaning specified in Schedule 1.01(b).

“Amendment No. 6” means Amendment No. 6 to this Agreement dated as of April 6, 2017 among Borrower, the Lenders party thereto, Administrative Agent and Guarantor.

“Amendment No. 6 Amendment Fee” has the meaning specified in Schedule 1.01(b).

“Amendment No. 6 Effective Date” has the meaning specified in Amendment No. 6.

“Amendment No. 6 Structuring Fee” has the meaning specified in Schedule 1.01(b).

“Amendment No. 7” means Amendment No. 7 to this Agreement dated as of August 29, 2017 among Borrower, the Lenders party thereto, Administrative Agent and Guarantor.

“Amendment No. 7 Effective Date” has the meaning specified in Amendment No. 7.

“Amendment No. 8” means Amendment No. 8 to this Agreement dated as of December 24, 2018 among Borrower, the Lenders party thereto, Administrative Agent, Collateral Agent and Guarantor.

“Amendment No. 8 Effective Date” has the meaning specified in Amendment No. 8.

“Amendment No. 8 Structuring Fee” has the meaning specified in Schedule 1.01(b).

“Amendment No. 8 Upfront Fee” has the meaning specified in Schedule 1.01(b).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments in effect at any given time represented by such Lender’s then applicable Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the outstanding principal amounts of the Advances made by the respective Lenders.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.09), and accepted by Administrative Agent, in the form of Exhibit J or any other form approved by Administrative Agent and reasonably acceptable to Borrower.

“Attributable Debt” means, at any time, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared at such time in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared at such time in accordance with GAAP if such lease were accounted for as a capital lease.

“Availability Period” means the period from and including the Closing Date to the Final Maturity Date, but excluding any Commitment Unavailability Period.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Base Rate” means, with respect to any Interest Period, the applicable LIBOR plus the Spread; provided that if LIBOR cannot be determined for such Interest Period for whatever reason, Base Rate means, with respect to each day in such Interest Period, a rate per annum equal to (i) the Spread plus (ii) the greatest of (a) the Citibank Base Rate in effect on such day minus 1.00%, (b) the Federal Funds Effective Rate in effect on such day minus 1⁄2 of 1.00%, and (c)

0.00%. Any change in the Base Rate due to a change in the Citibank Base Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Citibank Base Rate or the Federal Funds Effective Rate, respectively.

~~“Basket Ratio Requirement” means, at any time, that (a) the Share Collateral Value attributable to TOO Shares at such time is neither less than 30% nor greater than 50% of the total Share Collateral Value at such time and (b) the Share Collateral Value attributable to TNK Shares at such time is neither less than 5% nor greater than 12% of the total Share Collateral Value at such time.~~

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Financial Statements” has the meaning specified in Section 4.01(a).

“Borrowing” means Advances made on the same date.

“Borrowing Notice” has the meaning specified in Section 2.03(a).

“Brookfield” means Brookfield Business Partners LP.

“Business Day” means any day on which commercial banks are open for business in New York City, United States, and Vancouver, Canada, and, if such day relates to any Advance, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Calculation Agent” means Administrative Agent, in its capacity as Calculation Agent.

“Cash” means cash in Dollars.

“Cash Collateral Amount” means, at any time, the aggregate Collateral Value of all Eligible Collateral consisting of Cash and Cash Equivalents at such time.

“Cash Equivalents” means any of the following having a maturity of not greater than 12 months from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $500,000,000, (c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P, or (d) offshore overnight interest bearing deposits in foreign branches of Administrative Agent, any Lender or any Affiliate of a Lender.

“Change in Law” means the occurrence, after the Closing Date, of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or Administrative Agent (or, for purposes of Section 2.11(b), by any lending office of any Lender or by any Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been introduced or adopted after the Closing Date, regardless of the date enacted, adopted or issued.

“Change of Control” means:

(a) with respect to any Person other than TOO Issuer, any event or transaction, or series of related events or transactions, as a result of which (i) a “person” or “group” becomes the “beneficial owner” of more than 50% of such Person’s common equity (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) or (ii) if such Person is a partnership or limited liability company or similar entity, the identity of the general partner or managing member or similar Person (the “GP”) of such Person changes or a Change of Control (as defined in clause (i) above) occurs with respect to the GP of such Person; or

(b) with respect to TOO Issuer:

(i) where all management powers over the business and affairs of TOO Issuer are vested in its general partner, either:

(A) Teekay Offshore GP LLC ceases to be the general partner of TOO Issuer; or

(B) (1) Guarantor; or

(2) Brookfield or any of its Controlled Investment Affiliates (but not including any portfolio companies of any of the foregoing); or

(3) any Controlling Group of which any of the foregoing are members so long as the Persons referred to in clauses (1) and (2) collectively own, directly or indirectly, a minimum of fifty point one percent (50.1%) of the voting rights in Teekay Offshore GP LLC held by such Controlling Group, ceases to own, collectively, directly or indirectly, a minimum of fifty point one percent (50.1%) of the voting rights in Teekay Offshore GP LLC; or

(ii) where all management powers over the business and affairs of TOO Issuer become vested in a board of directors of TOO Issuer, either:

(A) Guarantor; or

(B) Brookfield or any of its Controlled Investment Affiliates (but not including any portfolio companies of any of the foregoing); or

(C) any Controlling Group of which any of the foregoing are members so long as the Persons referred to in clauses (A) and (B) collectively own, directly or indirectly, a minimum of fifty point one percent (50.1%) of the voting rights in TOO Issuer held by such Controlling Group, ceases to be the holder, collectively, directly or indirectly, of (1) a minimum of fifty point one percent (50.1%) of the voting rights to elect the members of the board of directors of TOO Issuer or (2) the voting rights to elect a minimum of fifty point one percent (50.1%) of the board of directors of TOO Issuer.

“Charges” has the meaning specified in Section 9.18.

“Citibank Base Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its base rate in effect at its principal office in New York City. Any change in such rate shall take effect on the day specified in the public announcement of such change.

“Closing Date” means the earliest date on which the conditions precedent set forth in Section 4.01 and Section 4.02 shall have been satisfied or waived in accordance with Section 9.01 of this Agreement.

“Closing Share Price” means, at any time and for any of the TGP Shares, the TNK Shares or the TOO Shares, the closing price for one such Share on the applicable Exchange on the immediately preceding Exchange Business Day for such Shares, as reported on Bloomberg Page “TGP <equity> ~~AQR~~HP” in the case of the TGP Shares, Bloomberg Page “TNK <equity> ~~AQR~~HP” in the case of the TNK Shares or Bloomberg Page “TOO <equity> ~~AQR~~HP” in the case of the TOO Shares (or, any successor or replacement reporting entity or page thereto reasonably selected by Calculation Agent); provided that if (i) a Market Disruption Event exists in respect of such Shares or (ii) such closing price is not so reported, in each case on such immediately preceding Exchange Business Day for such Shares, the “Closing Share Price” shall be the market value of one such Share as determined by Calculation Agent using objectively verifiable data and information sources, if available. If a Delisting has occurred and is continuing in respect of such Shares on such immediately preceding Exchange Business Day, the “Closing Share Price” shall be the closing sale price for such Shares on the primary national or regional securities exchange on which such Shares are listed or admitted for trading or, if such Shares are not listed or admitted for trading on any such exchange, the last quoted bid price for such Shares in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization reasonably selected by Calculation Agent, in either case on such immediately preceding Exchange Business Day.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in the Security Agreement.

“Collateral Account” has the meaning specified in the Security Agreement. For the avoidance of doubt, any 2018 Additional Shares, the 2015 Additional TOO Shares, the 2013 TNK Shares, the 2014 TNK Shares, the 2015 TNK Shares and all other Collateral Shares may be held in separate subaccounts of the Collateral Account.

“Collateral Agent” means Administrative Agent, in its capacity as collateral agent.

“Collateral Requirement” means that (i) Administrative Agent shall have received from Borrower duly executed and delivered by Borrower (x) counterparts of the Security Agreement and the Control Agreement and (y) a UCC financing statement in appropriate form for filing with the Recorder of Deeds in the District of Columbia and (ii) Borrower shall have taken all other action required to be taken by Borrower under the Security Agreement or the Control Agreement to perfect, register or record the Liens granted by it thereunder.

“Collateral Shares” means any Shares held in the Collateral Account.

“Collateral Shortfall” means that, at any time, the LTV Ratio exceeds the Initial LTV Ratio.

“Collateral Shortfall Grace Period” means, in respect of any Collateral Shortfall, the period of three Business Days immediately following the date (the “notice date”) on which Administrative Agent gives Borrower notice of the occurrence of an event that will cause such Collateral Shortfall to occur; provided that if Borrower delivers to Administrative Agent on or prior to the first Business Day immediately following such notice date (i) a copy of a duly executed and delivered notice of borrowing under a revolving credit facility of Guarantor in respect of an amount sufficient to prepay Borrowings pursuant to Section 2.10(a) such that, immediately after giving effect to such prepayment, the LTV Ratio would be equal to or less than the Initial LTV Ratio and (ii) evidence reasonably satisfactory to Administrative Agent that Guarantor has agreed to contribute the proceeds of such borrowing to Borrower, the Collateral Shortfall Grace Period for such Collateral Shortfall shall be the period of four Business Days immediately following such notice date.

“Collateral Value” means, at any time, (i) with respect to Cash, the face amount of such Cash, (ii) with respect to Cash Equivalents, the fair market value of such Cash Equivalents at such time, as determined by Calculation Agent, multiplied by the applicable haircut set forth in Schedule 1.01(a) for such category of Cash Equivalents, (iii) with respect to a Collateral Share, the Closing Share Price for such Collateral Share at such time, and (iv) with respect to Other Collateral, the fair market value of such Other Collateral at such time, as determined by Calculation Agent, multiplied by the applicable haircut agreed by Borrower and Collateral Agent at the time Borrower and Collateral Agent agree that such other Collateral shall constitute Other Collateral.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Advances hereunder, as reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.09. The amount of each Lender’s Commitment is such Lender’s ~~Aggregate~~2018 Commitment; provided that if such Lender assumed its Commitment pursuant to an assignment pursuant to Section 9.09 after the Amendment No. ~~6~~8 Effective Date, the amount of such Lender’s Commitment is the amount set forth opposite such Lender’s name on the signature page in the Assignment and Assumption pursuant to which such Lender assumed its Commitment.

“Commitment Fee” has the meaning specified in Section 2.08(b).

“Commitment Fee Calculation Date” means each March 19, June 19, September 19 and December 19 of each year, commencing on March 19, 2015; provided that if any Commitment Fee Calculation Date is not a Business Day, then such Commitment Fee Calculation Date shall be postponed to the next succeeding Business Day.

“Commitment Fee Calculation Period” means each period from the calendar day immediately following a Commitment Fee Calculation Date to the next succeeding Commitment Fee Calculation Date; provided that (i) the first Commitment Fee Calculation Period shall commence on the Amendment No. 2 Effective Date and (ii) the final Commitment Fee Calculation Period shall end on the Business Day immediately preceding the Final Maturity Date.

“Commitment Fee Period” means the period from and including the date hereof to the Final Maturity Date, but excluding any Commitment Unavailability Period.

“Commitment Fee Rate” has the meaning specified in Schedule 1.01(b).

“Commitment Unavailability Period” means the period from any date on which Borrower prepays the Total Accrued Loan Amount pursuant to clause (i) of the proviso to Section 9.01(b), but does not terminate the Commitments pursuant to clause (ii) of such proviso, to the first subsequent date on which the aggregate Collateral Value of the Adjusted Initial Basket has been greater than ~~60~~75% of the Reference Share Collateral Value for at least 15 consecutive Exchange Business Days.

“Communication” has the meaning specified in Section 6.14.

“Compensation Period” has the meaning specified in Section 2.04(b).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means that certain Account Control Agreement, dated as of the date hereof, among Borrower, Custodian and Collateral Agent, in the form of Exhibit C.

“Controlled Investment Affiliate” means, with respect to Brookfield, any investment fund, co-investment vehicle and/or similar investment vehicle or managed account that (a) is organized by Brookfield or any Person that Controls, is Controlled by or is under common Control with Brookfield for the purpose of making equity or debt investments in one or more companies and (b) is Controlled by or is under common Control with Brookfield.

“Controlling Group” means two or more Persons who agree to act together, through partnership, limited partnership, syndicate or other group or arrangement, for the purpose of acquiring, holding, voting or disposing of securities of Teekay Offshore GP LLC or TOO Issuer, as applicable.

“Cross-Default Person” means each of Borrower, Guarantor, each Subsidiary of Guarantor, each Issuer and each Subsidiary of each Issuer.

“Custodian” means Citigroup Global Markets, Inc. or any other custodian selected in good faith by Collateral Agent.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, at any time, a Lender (i) that has failed for three or more Business Days to comply with its obligations under this Agreement to make an Advance (a “funding obligation”), (ii) that has notified Administrative Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar agreement, (iii) that has, for three or more Business Days, failed to confirm in writing to Administrative Agent, in response to a written request of Administrative Agent, that it will comply with its funding obligations hereunder, (iv) with respect to which a Lender Insolvency Event has occurred and is continuing or (v) that has otherwise failed to pay over to Administrative Agent or any Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute. Administrative Agent will promptly send to all parties hereto notice of any Lender becoming a Defaulting Lender.

“Deficiency Amount” has the meaning specified in Section 7.01(o).

“Delisting” means, for any of the TGP Shares, the TNK Shares or the TOO Shares, that such Shares are no longer listed or admitted for trading on any Designated Exchange.

“Designated Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market, or any successor thereto.

“Dollars” and “$” mean the lawful money of the United States.

“DTC” means The Depository Trust Company, a New York corporation, or its successor.

“Early Closure” means the closure on any Exchange Business Day of the relevant Exchange prior to its scheduled closing time for such day unless such earlier closing time is announced by such Exchange at least one hour prior to the actual closing time for the regular trading session on such Exchange on such Exchange Business Day.

“Eligible Collateral” means the following assets of Borrower, to the extent held in the Collateral Account and subject to a perfected first priority Lien in favor of Collateral Agent and with respect to which the Collateral Requirement shall have been satisfied:

(a) Cash; provided that the Collateral Value of Eligible Collateral consisting of Cash shall not exceed the Total Accrued Loan Amount;

(b) Cash Equivalents;

(c) Shares constituting Collateral Shares on the Amendment No. 8 Effective Date that are free of any Liens (other than Permitted Liens) or Transfer Restrictions (other than the Existing Transfer Restrictions); provided that (i) any TGP Shares constituting Collateral in excess of the Maximum TGP Shares, any TNK Shares constituting Collateral in excess of the Maximum TNK Shares and any TOO Shares constituting Collateral in excess of the Maximum TOO Shares and (ii) any Shares not registered in global form in the name of DTC or its nominee shall, in each case, not be Eligible Collateral; and

(d) Other Collateral, if any.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, any warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, whether economic or non-economic, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange” means, for each of the TGP Shares, the TNK Shares and the TOO Shares, The New York Stock Exchange or its successor, or if such Shares are not listed for trading on such exchange, the Designated Exchange that is the primary trading market for such Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Business Day” means, for any of the TGP Shares, the TNK Shares or the TOO Shares, any day on which the Exchange for such Shares is open for trading during its regular trading session, notwithstanding such Exchange closing prior to its scheduled closing time.

“Exchange Disruption” means, with respect to any of the TGP Shares, the TNK Shares or the TOO Shares, any event (other than an Early Closure or Trading Suspension) that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such Shares on the Exchange for such Shares on any Exchange Business Day for such Shares as determined by Calculation Agent.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender Person or required to be withheld or deducted from any payment to any Lender Person,

(a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender Person being organized under the laws of, or having its principal office or its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes,

(b) Taxes attributable to such Lender Person’s failure to comply with Section 2.12(e) and (c) any Taxes imposed under FATCA.

“Existing Transfer Restrictions” means Transfer Restrictions on the Collateral Shares arising solely from the fact that ~~(a)~~ Borrower is an “affiliate” of the Issuer within the meaning of Rule 144 ~~and (b)~~; provided that solely with respect to the Collateral Shares consisting of TNK Shares and ~~the 2015 Additional~~ TOO Shares, the Existing Transfer Restrictions will also include any legal restrictions under the federal securities laws of the United States arising solely as a result of such Collateral Shares ~~are~~being “restricted securities” within the meaning of Rule 144 (as to which Borrower’s holding period (as determined in accordance with Rule 144) began more than one year prior to the Amendment No. 8 Effective Date) due to being acquired by Borrower or any of its Affiliates in a transaction exempt from the registration requirements of the Securities Act or due to being dividends or distributions on such securities or dividends or distributions thereon. The parties hereto acknowledge that the Agreement of Limited Partnership of each of TGP Issuer and TOO Issuer contains provisions that could restrict the transfer of record ownership of the relevant Shares on the books of such Issuer, which provisions do not apply to transfers of beneficial interests in Shares registered in global form in the name of DTC or its nominee.

“Extraordinary Dividend” means any dividend or distribution to existing holders of TGP Shares, TNK Shares or TOO Shares, as the case may be, that is not an Ordinary Cash Dividend or a stock split or other dividend or distribution in Shares.

“Facility” means the credit facility contemplated by this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Lender from three Federal funds brokers of recognized standing selected by it.

“Final Maturity Date” means the earliest of: (a) the Scheduled Maturity Date; (b) the date on which the Facility is terminated pursuant to Section 2.05; and (c) the date on which all Commitments otherwise terminate pursuant to this Agreement.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Funding Account” means the deposit account of Borrower to which Administrative Agent is authorized by Borrower in the relevant Borrowing Notice to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (v) as an applicant in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means that certain Guarantee Agreement, dated as of the date hereof, executed by Guarantor in favor of Administrative Agent and the Lenders, in the form of Exhibit F.

“Guarantor” means Teekay Corporation, a corporation organized under the laws of the Republic of the Marshall Islands.

“Guarantor Financial Statements” has the meaning specified in Section 4.01(a).

“Indebtedness “ means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net payment or delivery obligations of such Person under any Swap Contract; (d) all payment obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and accruals for liabilities incurred in the ordinary course of business); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Margin Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.13.

“Initial Basket” means (a) as of any date prior to the Amendment No. 1 Effective Date, the number of TGP Shares and the number of TOO Shares constituting Eligible Collateral immediately prior to the first Borrowing hereunder, (b) as of any date from and after the Amendment No. 1 Effective Date but prior to the Amendment No. 2 Effective Date, the number of TGP Shares and the number of TOO Shares constituting Eligible Collateral on the Amendment No. 1 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 1, (c) as of any date from and after the Amendment No. 2 Effective Date but prior to the Amendment No. 3 Effective Date, the number of TGP Shares and the number of TOO Shares constituting Eligible Collateral on the Amendment No. 2 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 2 ~~and~~, (d) as of any date from and after the Amendment No. 3 Effective Date but prior to the Amendment No. 8 Effective Date, the number of TGP Shares, the number of TNK Shares and the number of TOO Shares constituting Eligible Collateral on the Amendment No. 3 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 3~~.~~ and (e) as of any date from and after the Amendment No. 8 Effective Date, the number of TGP Shares, the number of TNK Shares and the number of TOO Shares constituting Eligible Collateral on the Amendment No. 8 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 8.

“Initial Borrowing” means any Borrowing made at a time at which, immediately prior to giving effect to such Borrowing, the Total Accrued Loan Amount is zero.

“Initial LTV Ratio” has the meaning specified in Schedule 1.01(b).

“Initial Share Collateral Value” means (a) as of any date prior to the Amendment No. 1 Effective Date, the Share Collateral Value as of December 21, 2012, (b) as of any date from and after the Amendment No. 1 Effective Date but prior to the Amendment No. 2 Effective Date, the Share Collateral Value as of the Amendment No. 1 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 1, (c) as of any date from and after the Amendment No. 2 Effective Date but prior to the Amendment No. 3 Effective Date, the Share Collateral Value as of the Amendment No. 2 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 2 ~~and~~, (d) as of any date from and after the Amendment No. 3 Effective Date but prior to the Amendment No. 8 Effective Date, the sum of (i) the Share Collateral Value as of the Amendment No. 2 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 2 (but, for the avoidance of doubt, without giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 3) and (ii) the Share Collateral Value attributable to the 2015 Additional TOO Shares and the TNK Shares as of the Amendment No. 3 Effective Date ~~.~~ and (e) as of any date from and after the Amendment No. 8 Effective Date, the sum of (i) the Initial Share Collateral Value determined pursuant to the immediately preceding clause (d) and (ii) the Share Collateral Value attributable to the 2018 Additional Shares as of the Amendment No. 8 Effective Date.

“Interest Period “ means, for any Advance, the period commencing on the date of such Advance and ending on the day that numerically corresponds to the date of the most recent Initial Borrowing in the calendar month that is three months after such date of such Initial Borrowing; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to an Advance that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“IRS” means the United States Internal Revenue Service.

“Issuer” means each of TGP Issuer, TNK Issuer and TOO Issuer.

“Issuer Acknowledgement “ means (i) for each of TGP Issuer and TOO Issuer, an Issuer Acknowledgement dated as of the date hereof in the forms of Exhibit D-1 (in the case of TGP Issuer) and Exhibit D-2 (in the case of TOO Issuer) and (ii) for TNK Issuer, an Issuer Acknowledgement dated as of October 2, 2015 in the form of Exhibit D-3.

“Judgment Currency” has the meaning specified in Section 9.16.

“Law” means, with respect to any Person, collectively, all international, foreign, U.S. Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case that is applicable to such Person or such Person’s business or operation and whether or not having the force of law.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other person that becomes a party hereto pursuant to Section 9.09.

“Lender Expenses” has the meaning specified in Section 9.04(a).

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lender Person” means any of Administrative Agent and any Lender.

“Lending Office” means, with respect to each Lender, the office of such Lender specified in Schedule 9.02 hereto, or such other office of such Lender as such Lender may from time to time specify in writing to Borrower.

“LIBOR” means, with respect to any Interest Period (or other period determined by Calculation Agent with respect to any overdue amount), the ~~per annum rate for deposits in~~ London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over administration of such rate) appearing on the applicable Bloomberg Page (or on any successor or substitute page designated by Calculation Agent from time to time) at approximately 11:00 a.m., London time, on the date two Business Days prior to the first day of such Interest Period, as the rate for Dollars for deposits for a term coextensive with such Interest Period (or other period) and for an amount substantially equal to the total Commitments ~~which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two Business Days preceding the first day of such Interest Period (or other period). (~~ . For purposes of the preceding sentence, LIBOR for any Interest Period (or other period) of a length for which rates do not appear on ~~Telerate~~such Bloomberg Page ~~3750~~ shall be determined by Calculation Agent through the use of straight line interpolation ~~by reference to two LIBOR rates appearing on Telerate Page 3750, one of which shall be the~~between such rate for the period of time ~~next~~closest to, and shorter than~~,~~ the length of ~~the Interest Period (or other period) and the other of which shall be the rate for the period of time next longer than the length of the Interest Period (or other period).) If no such rate appears on Telerate Page 3750, LIBOR shall mean the per annum rate, determined on the basis of the rates at which deposits in Dollars for a term coextensive with~~ such Interest Period (or other period) and ~~in an amount approximately equal to the principal amount of the applicable Borrowing or overdue amount are offered by four major banks in the London~~

~~interbank market, selected by Calculation Agent, at approximately 11:00 a.m., London time, on the day that is two Business Days preceding the first day~~ such rate for the period of time closest to, and longer than, the length of such Interest Period (or other period)~~. If at least two such quotations are provided, LIBOR for such Interest Period (or other period) shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for such Interest Period (or other period) shall be the arithmetic mean of the per annum rates quoted by major banks in New York City, selected by Calculation Agent, at approximately 11:00 a.m. on such day for loans in Dollars to leading European banks for a term coextensive with such Interest Period (or other period) and in an amount approximately equal to the principal amount of the applicable Borrowing or overdue amount. If such rate is not available at such time for any reason, then the rate for that Interest Period (or other period) will be determined by such alternate method as reasonably selected by Calculation Agent.~~, or if there is no such shorter period, the rate for the shortest period for which a rate appears on such Bloomberg Page. In no event shall LIBOR be less than 0.00%.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page Calculation Agent designates to determine LIBOR pursuant to the definition thereof.

“LIBOR Successor Rate” has the meaning specified in Section 2.07(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate or Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of Calculation Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Calculation Agent in a manner substantially consistent with market practice (or, if Calculation Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Calculation Agent determines in consultation with the Borrower).

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“LTV Ratio” means, ~~at~~on any ~~time~~date, the quotient (expressed as a percentage) of (a) the difference of (i) the Total Accrued Loan Amount (for the avoidance of doubt, calculated without regard to the then applicable Make Whole Amount) minus (ii) the Cash Collateral Amount, if any, minus (iii) the aggregate expected net proceeds of all Permitted Sale Transactions (if any) that have been executed on or prior to such date as to which the scheduled settlement date (or, if earlier, the actual settlement date) has not occurred as of such date divided by (b) the sum of (i) the Share Collateral Value (excluding the Collateral Value of any Shares that have been sold in a Permitted Sale Transaction but remain in the Collateral Account pending settlement thereof) plus (ii) the Other Collateral Value, in each case ~~at~~on such ~~time~~date.

“Make Whole Amount” has the meaning specified in Schedule 1.01(b).

“Make Whole Event” has the meaning specified in Section 2.08(c).

“Margin Loan Document” means each of this Agreement, the Security Agreement, the Guarantee Agreement, the Control Agreement, each Issuer Acknowledgement, each promissory note delivered pursuant to Section 2.15(d), each Borrowing Notice and each agreement delivered under Section 5.07.

“Margin Stock” has the meaning specified in Regulation U promulgated by the FRB.

“Market Disruption Event” means an Early Closure, an Exchange Disruption, or a Trading Disruption.

“Material Adverse Effect” means, with respect to any Cross-Default Person, a material adverse effect on (a) the business, assets or liabilities, of such Cross-Default Person taken as a whole, (b) the ability of such Cross-Default Person to perform any of its obligations under any Margin Loan Document to which it is a party, (c) the Collateral, or Collateral Agent’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to Administrative Agent, Collateral Agent or the Lenders under any Margin Loan Document.

“Material Indebtedness” means any Indebtedness if the amount thereof exceeds the Threshold Amount.

“Material Nonpublic Information” means information (i) that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD, and

(ii) to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold Shares.

“Material Subsidiary” means, with respect to any Person, any Subsidiary of such Person with total assets equal to or greater than $100,000,000.

“Maximum Rate” has the meaning specified in Section 9.18.

“Maximum TGP Shares” means 25,208,274 TGP Shares.

“Maximum TNK Shares” means ~~16,754,474~~40,290,460 TNK Shares.

“Maximum TOO Shares” means ~~38,211,772~~56,587,484 TOO Shares.

“Merger Event” means, with respect to any of the TGP Shares, the TNK Shares or the TOO Shares, any transaction or event that is, or results in, (i) a reclassification or change of such Shares that results in a transfer of or an irrevocable commitment to transfer all of such Shares outstanding to another entity or person, (ii) a consolidation, amalgamation, merger or binding share exchange of the TGP Issuer, the TNK Issuer or the TOO Issuer, as the case may be, with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which such Issuer is the continuing entity and that does not result in a reclassification or change of all of such Shares outstanding), (iii) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding Shares of the TGP Issuer, the TNK Issuer or the TOO Issuer, as the case may be, that results in a transfer of or an irrevocable commitment to transfer all such Shares (other than such Shares owned or controlled by such other entity or person), or (iv) a consolidation, amalgamation, merger or binding share exchange of the TGP Issuer, the TNK Issuer or the TOO Issuer, as the case may be, or its subsidiaries with or into another entity in which such Issuer is the continuing entity and that does not result in a reclassification or change of all such Shares outstanding but results in the outstanding TGP Shares, TNK Shares or TOO Shares, as the case may be (other than such Shares owned or controlled by such other entity), immediately prior to such event collectively representing less than 50% of the outstanding TGP Shares, TNK Shares or TOO Shares, as the case may be, immediately following such event.

“Moody’s” means Moody’s Investors Service, Inc. (or its successor).

“Notice Date” means, in respect of any Potential Facility Amendment Event or Share Collateral Trigger Event, the date, if any, on which Administrative Agent delivers notice to Borrower of the proposed amendments to the terms of the relevant Margin Loan Documents in respect of such Potential Facility Amendment Event or Share Collateral Trigger Event, as the case may be, and, in the case of a Redocumentation Event, the date, if any, on which either party delivers notice to the other party that such Redocumentation Event has occurred.

“Obligations” means all Advances to, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, Borrower arising under any Margin Loan Document or otherwise with respect to the Advances, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Laws naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligor” means each of Borrower and Guarantor.

“Ordinary Cash Dividend” means any quarterly cash dividend or distribution to existing holders of the TGP Shares, the TNK Shares or the TOO Shares, as the case may be, that does not exceed (i) $~~0.63 per share in the case of the TGP Shares, (ii) $~~0.30 per share in the case of the TGP Shares, (ii) $0.08 per share in the case of the TNK Shares or (iii) $ ~~0.25~~0.08 per share in the case of the TOO Shares. For the avoidance of doubt, only one dividend or distribution per calendar quarter in respect of each of the TGP Shares, the TNK Shares and the TOO Shares may be an Ordinary Cash Dividend.

“Organization Documents” means, (a) with respect to any corporation or company, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the limited liability company agreement or operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Collateral” means such assets of Borrower, if any, not consisting of Cash, Cash Equivalents or Shares as Borrower and Collateral Agent, with the consent of the Required Lenders, shall agree in writing shall constitute Other Collateral.

“Other Collateral Value” means, at any time, the aggregate Collateral Value of all Eligible Collateral consisting of Other Collateral at such time.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between a Lender Person and the jurisdiction imposing such Tax (other than connections arising from such Lender Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Margin Loan Document, or sold or assigned an interest in any Advance or Margin Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Margin Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, any sale of participations or the designation of a new Lending Office (other than at the request of Borrower pursuant to Section 2.11(e)).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning specified in Section 9.09(c).

“Permitted Investments” means loans of Cash owned by Borrower and not constituting Collateral (or required by any Margin Loan Document to be held as Collateral) to Guarantor or any Subsidiary of Guarantor on arm’s-length terms.

“Permitted Liens” means (a) Liens imposed by Law for taxes that are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been taken~~,~~ and (b) Liens granted to Collateral Agent pursuant to the Margin Loan Documents ~~and (c) Liens granted pursuant to the Swap Security Agreement.~~

“Permitted Sale Transaction” has the meaning specified in Section 2.10(d).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Potential Facility Amendment Events” has the meaning specified in Section 9.01(c).

“Process Agent” has the meaning specified in Section 9.02(e).

“Redocumentation Event” means that (i) an event is announced that if consummated or completed would result in any Issuer ceasing to be a “foreign private issuer” as such term is defined in Rule 3b-4 under the Exchange Act or (ii) any Issuer ceases to be such a “foreign private issuer.”

“Reference Share Collateral Value” means the Share Collateral Value as of the Amendment No. ~~6~~8 Effective Date~~.~~, which Share Collateral Value shall from time to time be reduced by the Collateral Value of such number of TGP Shares, TNK Shares or TOO Shares, as the case may be, as are released pursuant to Section 2.10(b) or Section 2.10(d) (as determined by Calculation Agent based on the Collateral Value of such Shares as of the Amendment No. 8 Effective Date).

“Refinancing Transaction” means any financing, capital markets or other monetization transaction of Borrower, Guarantor or any Subsidiary thereof, the proceeds of which (in whole or in part) are intended to be applied towards a repayment of the Advances hereunder in full (including a transaction described in the first proviso of the “Restricted Transaction” definition).

“Register” has the meaning specified in Section 9.09(b)(iv).

“Regulation U” means Regulation U issued by the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders (not including Borrower or any of its Affiliates) having aggregate Applicable Percentages in excess of ~~62.5~~66.67% at such time.

“Responsible Officer” means, with respect to either Borrower or Guarantor, any of the chief executive officer, chairman, president, chief financial officer, chief strategy officer, any vice president, secretary, assistant secretary or director of such Person.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person.

“Restricted Transaction” means, in respect of an Obligor, any pledge or encumbrance of Shares to any person (a “Secured Party”) to secure any obligation of such Obligor or any Affiliate of such Obligor; provided that such a pledge or encumbrance of Shares by an Obligor other than Borrower that does not relate to a transaction that gives rise to any obligations of Borrower shall not constitute a Restricted Transaction if (i) such Obligor has given Administrative Agent, on behalf of the Lenders, a right of first refusal to either (x) enter into the transaction that would give rise to such obligation on the same terms as those proposed to be entered into with such Secured Party or (y) amend the Margin Loan Documents to add such Shares to the Eligible Collateral and (1) increase the total Commitments by an amount equal to the product of the Share Collateral Value in respect of such Shares as of the date such Shares are added to the Eligible Collateral and the Initial LTV Ratio (with a proportional increase to the Commitment of each Lender) and (2) increase the Maximum TGP Shares, the Maximum TNK Shares and the Maximum TOO Shares by the number of TGP Shares, TNK Shares and TOO Shares included in such Shares, in either case of (x) or (y), in lieu of the proposed transaction between the Obligor and the proposed Secured Party; and (ii) if Administrative Agent, on behalf of the Lenders, has declined to exercise such right of first refusal (including, for the avoidance of doubt, by reason of being unable to obtain the consents required by Section 9.01(a) to affect such amendments to the Margin Loan Documents), (A) the transaction between the Obligor and the proposed Secured Party does not contain any events of default, collateral triggers or other provisions that could allow such Secured Party to liquidate any such Shares prior to a time at which Collateral Agent would have the right to liquidate the Collateral under the Margin Loan Documents and (B) Borrower agrees to amend the terms of this Agreement to include, in addition to the Events of Default set forth herein, any default, event of default, collateral trigger or other event or circumstance giving rise to a right on behalf of such Secured Party to liquidate any Shares as an Event of Default under this Agreement; and provided further that a Restricted Transaction shall not include any Permitted Sale Transaction.

“Rule 144” means Rule 144 under the Securities Act.

“S&P” means Standard & Poor’s (or its successor).

“Sanctions” has the meaning specified in Section 3.14.

“Scheduled Maturity Date” means December 31, ~~2018~~2020.

“Scheduled Unavailability Date” has the meaning specified in Section 2.07(c).

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between Borrower and Collateral Agent, in the form of Exhibit B, as it may be amended or modified from time to time.

“Separate Facility” has the meaning specified in Section 9.01(d).

“Set-off Party” has the meaning specified in Section 9.15.

“Share Collateral Trigger Event” means that, at any time, the aggregate Collateral Value of the Adjusted Initial Basket is less than ~~50~~65% of the Reference Share Collateral Value.

“Share Collateral Value” means, at any time, the aggregate Collateral Value of all Eligible Collateral consisting of Collateral Shares at such time.

“Shares” means each of the TGP Shares, the TNK Shares and the TOO Shares.

“Solvent” means, with respect to any Person, that at any time, both (a)(i) the sum of such Person’s liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe (or reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spread” has the meaning specified in Schedule 1.01(b).

“Structuring Fee” has the meaning specified in the Schedule 1.01(b).

“Structuring Fee Payment Date” means the earlier of (i) the date that is two calendar weeks following the date hereof and (ii) the date of the first Borrowing hereunder.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which the majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Swap Contract” means (a) any and all rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

~~“Swap Security Agreement” means that certain Share Charge, dated 28 June 2016, by Teekay Holdings Limited in favour of Citibank, N.A., London Branch, as collateral agent, as it may be amended or modified from time to time.~~

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by Calculation Agent, using commercially reasonable procedures in order to produce a commercially reasonable result, based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Administrative Agent, any Lender or any Affiliate of Administrative Agent or any Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but that, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TGP Issuer” means Teekay LNG Partners L.P., a limited partnership organized under the laws of the Republic of the Marshall Islands.

“TGP Shares” means the common units of TGP Issuer.

“Threshold Amount” has the meaning specified in Schedule 1.01(b).

“TNK Issuer” means Teekay Tankers Ltd., a corporation organized under the laws of the Republic of the Marshall Islands.

“TNK Shares” means the Class A common stock, par value $0.01 per share, of TNK Issuer. ~~The defined term “TNK Shares” includes the 2013 TNK Shares, the 2014 TNK Shares and the 2015 TNK Shares unless otherwise specified.~~

“TOO Issuer” means Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Republic of the Marshall Islands.

“TOO Shares” means the common units of TOO Issuer.

“Total Accrued Loan Amount” means, at any time, the aggregate outstanding principal amount of all Advances, together with accrued and unpaid interest thereon, the accrued and unpaid fees, including the Make Whole Amount, if applicable, and all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

“Trading Disruption” means, for any of the TGP Shares, the TNK Shares or the TOO Shares, any material suspension of or limitation imposed on trading by the Exchange for such Shares on any Exchange Business Day for such Shares (whether by reason of movements in price exceeding limits permitted by such Exchange or otherwise) relating to such Shares.

“Transactions” means the execution, delivery and performance by Borrower of the Margin Loan Documents, the grant of the security interest contemplated hereby or thereby and the borrowing of the Advances.

“Transfer Restriction” means, with respect to any item of Collateral, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such item of Collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement for such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitation on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such item of Collateral pursuant to any federal, state, local or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such item of Collateral being a “restricted security” or Borrower being an “affiliate” of the issuer of such item of Collateral, as such terms are defined in Rule 144); provided that the required delivery of a customary assignment, instruction or entitlement order from Borrower, together with any evidence of the corporate or other authority of Borrower, shall not constitute a “Transfer Restriction”.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.12(e)(ii)(B)(3).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state or jurisdiction of the United States the laws of which are required to be applied in connection with the issue of perfection of security interests.

“United States” and “U.S.” mean the United States of America.

“Utilization” means, with respect to any Lender for any calendar day, (i) the total outstanding principal amount of Advances made by such Lender as of such calendar day divided by (ii) the ~~Aggregate~~ Commitment for such Lender, expressed as a percentage.

Section 1.02. Times Of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.03. Terms Generally.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, unless expressly specified otherwise, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(b) Section headings herein and in the other Margin Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Margin Loan Documents.

(c) Determinations, consents, approvals or any other actions or non-actions taken by or determined by Administrative Agent in such capacity shall be made in good faith and, unless otherwise stated herein, its sole discretion.

(d) In the computation of numbers of shares, triggers related to price or value per share or traded volume of shares herein, such number, or collateral trigger in this Agreement, as applicable, may be adjusted from time to time by Calculation Agent in connection with any buy-back, share split or any other event with dilutive or concentrative effect (which, for the avoidance of doubt, does not include ordinary course equity or convertible/exchangeable offerings on market terms, as well as contribution arrangements where the parent contributes assets to the issuers in exchange for shares issued at prevailing market prices) with respect to such shares so that the trigger levels reflect the same collateral value and the numbers of such shares maintains the same ratio to the aggregate number of such shares issued and outstanding, in each case had such buy-back, share split or similar event not occurred.

Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that Administrative Agent or the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE 2

AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01. Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender agrees to make loans in Dollars to Borrower (each such loan, an “Advance”) from time to time during the Availability Period in an aggregate principal amount that will not result in (i) the total outstanding principal amount of Advances made by such Lender exceeding the Commitment for such Lender or (ii) the total outstanding principal amount of Advances made by all Lenders exceeding the Commitments for all Lenders.

Section 2.02. Advances and Borrowings.

(a) Each Advance shall be made as part of a Borrowing consisting of Advances made by the Lenders ratably in accordance with their then Applicable Percentages. The failure of any Lender to make any Advance required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b) Each Borrowing shall be in an amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Subject to the conditions set forth in Article 4 and the other terms and conditions set forth herein, Borrower may from time to time borrow, prepay pursuant to Section 2.10(a) and reborrow under this Section 2.02.

Section 2.03. Requests For Borrowings.

(a) (i) To request a Borrowing, Borrower shall notify Administrative Agent and each other Lender of such request no later than 1:00 p.m. on the second Business Day prior to the date of such proposed Borrowing.

(ii) Each such notice of a request for a Borrowing (a “Borrowing Notice”) shall be in writing in substantially the form of Exhibit A, specifying therein: (x) the date of such Borrowing, which shall be a Business Day, (y) the aggregate amount of such Borrowing and (z) the Funding Account. If a Borrowing Notice is not given by the time referred to in Section 2.03(a)(i) above, it shall be deemed to have been given on the next succeeding Business Day.

(b) Each Borrowing Notice shall be irrevocable and binding on Borrower.

Section 2.04. Funding Of Borrowings.

(a) Each Lender shall make each Advance to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds promptly and not later than 3:00 p.m. to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the first Borrowing, Section 4.01), Administrative Agent will make all funds so received available to Borrower by crediting the amounts so received, in like funds as received by Administrative Agent, to the Funding Account.

(b) Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. If and to the extent that such Lender did not make available such Lender’s share of such Borrowing, then such Lender shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Administrative Agent to Borrower to the date such amount is received by Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Effective Rate from time to time as in effect plus Administrative Agent’s standard processing fee for interbank compensation. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Advance included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to Administrative Agent, together with the interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its Commitment or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.05. Termination Of Facility. (a) Unless previously terminated, the Commitments shall terminate on the Scheduled Maturity Date.

(b) Borrower may at any time, upon written notice to Administrative Agent, terminate the Commitments upon the prepayment in full of the Total Accrued Loan Amount to Administrative Agent for the account of each Lender. Upon delivery by Borrower of such written notice, the Facility shall be irrevocably terminated, may not be reinstated and shall cease to have further effect, except with respect to the provisions that by their express terms survive the termination of the Facility.

(c) Borrower may not reduce the amount of the Commitments, except as set forth in subsection (d) of this Section ~~2.10 below~~2.05.

(d) Following completion of any Permitted Sale Transaction, Borrower may permanently reduce any unused Commitments, upon written notice to Administrative Agent, which notice shall be received by Administrative Agent no later than 1:00 p.m. on the second Business Day prior to the date of such reduction, provided that such reduction shall not exceed the amount equal to (x) the Commitments multiplied by (y) a ratio that the Collateral Value of the TGP Shares, TNK Shares or TOO Shares (as the case may be) released pursuant to such Permitted Sale Transaction bears to the Share Collateral Value, in each case, as of the date of such release (before giving effect to such release). Any reduction of Commitments shall be applied to the Commitments held by each Lender ratably, according to the Commitments then held by each Lender.

Section 2.06. Repayment Of Advances. Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of each Advance on the Final Maturity Date.

Section 2.07. Interest.

(a) Borrower shall pay interest on the outstanding principal amount of each Advance, from the date of such Advance until the date on which such principal amount shall have been paid in full, at a rate per annum equal to the Base Rate, payable quarterly in arrears for each Interest Period on the first Business Day following the end of such Interest Period, commencing on the first Business Day following the end of the first Interest Period following the Closing Date, and on the Final Maturity Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advance, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. The total amount of interest due on each such day shall be computed by Calculation Agent on the immediately preceding Business Day. The Base Rate shall be computed by Calculation Agent based on a year of 360 days and actual days elapsed in the Interest Period for which interest is payable.

(b) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, (i) all Advances shall bear interest at 2% plus the Base Rate and (ii) any other amount outstanding hereunder shall accrue interest at 2% plus the Base Rate.

(c) Notwithstanding anything to the contrary in this Agreement or any other Margin Loan Document, if Calculation Agent determines (which determination shall be conclusive absent manifest error), or Borrower or the Required Lenders notify Calculation Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or the Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then, reasonably promptly after such determination by Calculation Agent or receipt by Calculation Agent of such notice, as applicable, Calculation Agent and Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Calculation Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Calculation Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Calculation Agent will promptly so notify the Borrower and each Lender. Thereafter, the Base Rate shall be determined pursuant to the proviso to the first sentence of the definition thereof (to the extent of the affected Advances or Interest Periods).

Section 2.08. Fees.

(a) (i) On the Structuring Fee Payment Date, Borrower shall pay to Administrative Agent for the account of each Lender the Structuring Fee and shall pay the Lender Expenses as directed by Administrative Agent; provided that any Lender Expenses not invoiced prior to the Closing Date shall be due and payable three Business Days following the date they are invoiced, (ii) on January 6, 2014, Borrower shall pay to Administrative Agent for the account of each Lender the Amendment No. 1 Structuring Fee, (iii) on the Amendment No. 1 Effective Date, Borrower shall pay the Lender Expenses as directed by Administrative Agent; provided that any Lender Expenses not invoiced prior to the Amendment No. 1 Effective Date shall be due and payable three Business Days following the date they are invoiced, (iv) on January 7, 2015, Borrower shall pay to Administrative Agent for the account of each Lender the Amendment No. 2 Structuring Fee, (v) on the Amendment No. 2 Effective Date, Borrower shall pay the Lender Expenses as directed by Administrative Agent; provided that any Lender Expenses not invoiced prior to the Amendment No. 2 Effective Date shall be due and payable three Business Days following the date they are invoiced, (vi) on January 5, 2016, Borrower shall pay to Administrative Agent for the account of each Lender the Amendment No. 4 Structuring Fee, (vii) on the Amendment No. 4 Effective Date, Borrower shall pay the Lender Expenses as directed by Administrative Agent; provided that any Lender Expenses not invoiced prior to the Amendment No. 4 Effective Date shall be due and payable three Business Days following the date they are invoiced, (viii) on June 28, 2016, Borrower shall pay to Administrative Agent for the account of each Lender the applicable Amendment No. 5 Structuring Fee, (ix) on the Amendment No. 5 Effective Date, Borrower shall pay the Lender Expenses as directed by Administrative Agent; provided that any Lender Expenses not invoiced prior to the Amendment No. 5 Effective Date shall be due and payable three Business Days following the date they are invoiced, (x) on April 6, 2017, Borrower shall pay to Administrative Agent for the account of each Lender, as applicable, the Amendment No. 6 Structuring Fee and the Amendment No. 6 Amendment Fee ~~and~~, (xi) on the Amendment No. 6 Effective Date, Borrower shall pay the Lender Expenses as directed by Administrative Agent; provided that any Lender Expenses not invoiced prior to the Amendment No. 6 Effective Date shall be due and payable three Business Days following the date they are invoiced, (xii) on January 2, 2019, Borrower shall pay to Administrative Agent, for the account of each Lender, the Amendment No. 8 Upfront Fee, and for the account of Citibank, N.A., the Amendment No. 8 Structuring Fee and (xiii) on January 2, 2019, Borrower shall pay the Lender Expenses as directed by Administrative Agent; provided that any Lender Expenses not invoiced prior to January 2, 2019 shall be due and payable three Business Days following the date they are invoiced. Such fee shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b) Borrower shall pay to Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on the first Business Day following the end of each Commitment Fee Calculation Period in an amount equal to the sum, for each calendar day that falls in both (x) such Commitment Fee Calculation Period and (y) the Commitment Fee Period, of the product of (i) the undrawn portion of the ~~Aggregate~~ Commitment for such Lender on such day, (ii) the Commitment Fee Rate with respect to such Lender for such day and (iii) 1/360. With respect to the Commitment Fee Calculation Period that includes the Amendment No. 8 Effective Date, the Commitment Fee for each Lender shall be calculated with respect to any day during such Commitment Fee Calculation Period and prior to the Amendment No. 8 Effective Date based on the Commitment of such Lender that was in effect prior to giving effect to Amendment No. 8. The Commitment Fee shall accrue at all times during the Commitment Fee Period (but not, for the avoidance of doubt, during any Commitment Unavailability Period), including at any time during which one or more of the conditions in Article 4 is not met. Administrative Agent shall notify Borrower no later than the Business Day prior to any date on which the accrued Commitment Fee is payable of the amount of such Commitment Fee due on such payment date; provided that if Administrative Agent gives Borrower such notice after such deadline, such accrued Commitment Fee shall be due and payable on the Business Day following the date Administrative Agent delivers such notice.

(c) If the Commitments are terminated in full by Borrower pursuant to Section 2.05(b) or permanently reduced by Borrower pursuant to Section 2.05(d) or if the Total Accrued Loan Amount is declared due and payable in connection with an Event of Default of the type described in Section 7.01(a) (solely to the extent that the payment required to be made is based upon an Event of Default under any of the other Sections enumerated in this Section 2.08(c)), Section 7.01(b), Section 7.01(d) (solely with respect to Borrower and solely under Section 5.03, Section 5.09, and Article 6, but excluding Section 6.14, of this Agreement), Section 7.01(g) (solely with respect to Borrower), Section 7.01(h)(ii), Section 7.01(i)(ii) or Section 7.01(n) (solely with respect to Borrower) of this Agreement, in each case prior to the ~~Final Maturity Date~~date that is 12 calendar months after the Amendment No. 8 Effective Date (any such event, a “Make Whole Event”), Borrower shall pay to Administrative Agent for the account of each Lender the Make Whole Amount, except that no Make Whole Amount shall be payable (i) to any Lender in connection with any such termination to the extent provided in Section 9.01(b), Section 9.01(c) or Section 9.01(d)~~.~~ or (ii) to a Lender with respect to termination of the Commitment of such Lender by Borrower pursuant to Section 2.05(b) in connection with a Refinancing Transaction that such Lender (or one of its Affiliates) has had reasonable opportunity to meaningfully participate in on or prior to the date of such termination.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Administrative Agent for distribution to the Lenders ratably in accordance with the Applicable Percentage of each Lender (except as otherwise provided in Section 2.08(c) for the Commitment Fee with respect to the Commitment Fee Calculation Period that includes the Amendment No. 8 Effective Date). Fees shall not be refundable under any circumstances.

(e) Notwithstanding anything to the contrary herein, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.08(b) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees).

Section 2.09. Interest Rate Determinations. Calculation Agent shall give notice to Borrower and the Lenders of the applicable interest rates for the purposes of Section 2.07.

Section 2.10. Prepayments Of Borrowings; Withdrawal Of Collateral~~; Substitution of Collateral Shares~~.

(a) Borrower may prepay Borrowings, in whole or in part, by prepaying an amount equal to the sum of (i) the principal amount of the Borrowings being prepaid and (ii) accrued interest to the date of such prepayment on the amount prepaid, upon irrevocable notice thereof. Such notice shall be given to Administrative Agent by Borrower not later than 2:00 p.m. on the date five (5) Business Days prior to the date of any such prepayment; provided that each partial prepayment of the Borrowings shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Any such prepayment shall be made to Administrative Agent for the account of each Lender. Notwithstanding anything in this Section 2.10(a) to the contrary, the notice requirements and prepayment minimum amount requirements shall be waived with respect to any prepayment made pursuant to Section 7.01(o).

(b) Borrower shall not withdraw any Collateral from the Collateral Account, except as provided in this subsection (b) or in subsection (~~c), (~~d), (e) or (~~e~~f) of this Section 2.10. Borrower shall be entitled to the release, upon written notice thereof delivered to Collateral Agent on or before 2:00 p.m. three (3) Exchange Business Days prior to the requested date of the release, of

(i) Cash, Cash Equivalents or any other Collateral other than Collateral Shares from the Collateral Account (~~other than Ordinary Cash Dividends~~and other than, for the avoidance of doubt, the Collateral set forth in subsection (e) or (f) of this Section 2.10) if immediately following such release the LTV Ratio would be less than or equal to the Initial LTV Ratio; or (ii) Collateral Shares from the Collateral Account if (A) immediately following such release ~~(x)~~ the LTV Ratio would be less than or equal to the Initial LTV Ratio and (~~y) the Basket Ratio Requirement would be satisfied and (~~B) the Share Collateral Value is greater than 120% of the Initial Share Collateral Value (excluding, if any Permitted Sale Transaction has been completed prior to the date of such release, any Collateral Value of the respective Collateral Shares sold pursuant to such Permitted Sale Transaction, which is attributable, as determined by the Calculation Agent, to such Collateral Shares in the calculation of the Initial Share Collateral Value pursuant to the definition thereof) at all times on the 30 consecutive Exchange Business Days immediately prior to such request; provided that prior to and immediately after giving effect to any release pursuant to clause (i) or (ii) of this Section 2.10(b), no Default or Event of Default has occurred and is continuing or would occur.

~~(c) (i) Borrower may in its discretion (A) pledge additional Shares by depositing them into the Collateral Account or (B) request the release of any TGP Shares, TNK Shares or TOO Shares constituting Collateral, and Collateral Agent shall grant such request if in connection with such request Borrower pledges additional TGP Shares or TNK Shares (in the case of a requested release of TOO Shares), additional TGP Shares or TOO Shares (in the case of a requested release of TNK Shares) or additional TNK Shares or TOO Shares (in the case of a requested release of TGP Shares) by depositing such additional Shares into the Collateral Account in an amount such that immediately after giving effect to such requested release and the related pledge of additional Shares, the LTV Ratio shall not be increased (a “substitution”); provided that immediately following any such additional pledge or substitution, the Basket Ratio Requirement shall be satisfied and (ii) any Shares that Borrower pledged pursuant to clause (i) above to cure an Event of Default of the type described in Section 7.01(o) during the applicable Collateral Shortfall Grace Period shall be automatically released to Borrower; provided that (x) immediately following such release, the Basket Ratio Requirement shall be satisfied, (y) prior to and immediately after giving effect to such release, no Collateral Shortfall, Default or Event of Default has occurred and is continuing or would occur and (z) no Share Collateral Trigger Event has occurred and is continuing.~~

(c) [With effect as of the Amendment No. 8 Effective Date, reserved].

(d) Borrower shall be entitled to the release, upon written notice thereof delivered to Collateral Agent on or before 2:00 p.m. two (2) Exchange Business Days prior to the requested date of the release, of any Collateral Shares as long as the Collateral Shares are being released for the purpose of settling sales of such Collateral Shares for Cash on an arm’s length basis (any such sale, provided that it meets the requirements in clauses (i), (ii), (iii) and (iv) below, a “Permitted Sale Transaction”), as long as:

(i) the scheduled settlement date for each such sale is no later than the fifth Business Day following execution of such sale,

(ii) all of the Cash proceeds of such sale (net of any customary brokerage or underwriting fee) will be paid to the Collateral Account, on a delivery versus payment basis against the delivery of the relevant Collateral Shares from the Collateral Account or pursuant to escrow arrangements reasonably acceptable to Collateral Agent,

(iii) Borrower shall not have any obligation under any agreement relating to such Permitted Sale Transaction other than the obligation to deliver Shares substantially contemporaneously with the payment of the proceeds from the sale thereof to the Collateral Account (or pursuant to escrow arrangements reasonably acceptable to Collateral Agent) and as are customary for underwriting agreements or other documentation thereunder relating to such Permitted Sale Transaction, and

(iv) prior to and immediately after giving effect to such release, no Default (other than in respect of an event that would be an Event of Default under Section 7.01(o)), Event of Default or Share Collateral Trigger Event has occurred and is continuing or would result from such release.

If, for any reason, the proceeds from a proposed Permitted Sale Transaction are not delivered pursuant to the contemplated escrow or other arrangements, Borrower shall cause such proceeds to be delivered to the Collateral Account on the settlement date for the proposed Permitted Sale Transaction.

If so requested by Borrower to facilitate a sale of Collateral Shares pursuant to this subsection (d) of Section 2.10, Lenders shall cause Collateral Agent to enter into any escrow or other arrangements reasonably satisfactory to Collateral Agent with the broker or dealer through whom such Collateral Shares are being sold.

(e) ~~(d)~~ Any Ordinary Cash Dividend shall be automatically released to Borrower on the Business Day immediately following the day such Ordinary Cash Dividend is credited to the Collateral Account; provided that (i) prior to and immediately after giving effect to such release, no Default or Event of Default has occurred and is continuing or would occur and (ii) if a Share Collateral Trigger Event has occurred and is continuing at the time such Ordinary Cash Dividend is credited to the Collateral Account, such Ordinary Cash Dividend shall be automatically released to Borrower on the fourth Business Day immediately following the day such Ordinary Cash Dividend is credited to the Collateral Account. Upon request of Borrower to Administrative Agent, any Collateral consisting of the proceeds of any Extraordinary Dividend, whether in the form of cash or other property, shall be released to Borrower on the fifth Exchange Business Day following the receipt of such request; provided that (i) no Share Collateral Trigger Event has occurred and is continuing and (ii) prior to and immediately after giving effect to such release, no Default or Event of Default has occurred and is continuing or would occur.

(~~e~~f ) Interest shall accrue to the account of Borrower on any Cash held in the Collateral Account at the Federal Funds Effective Rate, and shall be credited to the Collateral Account by Administrative Agent on each Business Day. Such interest shall be automatically released to Borrower on the Business Day immediately following the day such interest is credited to the Collateral Account; provided that (i) no Share Collateral Trigger Event has occurred and is continuing and (ii) prior to and immediately after giving effect to such release, no Default or Event of Default has occurred and is continuing or would occur.

Section 2.11. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or participation therein; or

(iii) subject any Lender Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) or (c) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or Administrative Agent of making or maintaining the Advances hereunder (or of maintaining its Commitment) or to reduce the amount of any sum received or receivable by such Lender or Administrative Agent hereunder (whether of principal, interest or otherwise), then Borrower will pay such Lender or Administrative Agent such additional amount or amounts as will compensate such Lender or Administrative Agent, as the case may be, for such additional costs actually incurred or reduction actually suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of any Margin Loan Document, the Commitment of such Lender or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually suffered.

(c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate such Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such

Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the foregoing, if any Lender Person requests compensation under this Section 2.11 or Borrower must pay increased amounts or any amounts for Indemnified Taxes pursuant to Section 2.12, then the applicable Lender will, if requested by Borrower, use commercially reasonable efforts to designate another Lending Office for any Advance, or portion thereof, affected by the relevant event if such designation would avoid the requirement for or reduce the amount of such compensation, increased amounts or amounts for Indemnified Taxes; provided that such efforts need only be made on terms that, in the commercially reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 2.11(e) shall affect or postpone any of the Obligations of Borrower or the rights of such Lender Person pursuant to Section 2.11(a) through (d) or Section 2.12. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

(f) If any Lender requests compensation under this Section 2.11 or that Borrower pay increased amounts or any amount for Indemnified Taxes under Section 2.12, Borrower may, upon prior written notice to Administrative Agent in accordance with Section 2.10(a), terminate the Commitment of such Lender upon the prepayment in full of such Lender’s Applicable Percentage of the Total Accrued Loan Amount (including the Make Whole Amount, which for purposes of this Section 2.11(f) shall be calculated with regard to such Lender’s Commitment only) to Administrative Agent for the account of such Lender. For the avoidance of doubt, Section 2.14 shall apply to any such prepayment. Upon receipt of such prepayment, the Commitment of such Lender shall be irrevocably terminated and such Lender shall be deemed to no longer be a party to this Agreement or any Margin Loan Document, but for the avoidance of doubt provisions of any Margin Loan Document that by their express terms survive the termination of the Facility shall continue to apply with respect to such Lender.

(g) All of Borrower’s obligations under this Section 2.11 shall survive termination of the Facility and repayment of all other Obligations hereunder.

Section 2.12. Taxes.

(a) Any and all payments by or on account of any obligation of any Obligor under any Margin Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable ~~law~~Law. If any applicable ~~law~~Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable ~~law~~Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.12) the applicable Lender Person receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The applicable Obligor shall timely pay to the relevant Governmental Authority in accordance with applicable ~~law~~Law, or at the option of Administrative Agent, timely reimburse it for the payment of, Other Taxes.

(c) As soon as reasonably practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Section 2.12, such Obligor shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(d) The Obligors shall jointly and severally indemnify each Lender Person, within 10 days after written demand therefor accompanied by a certificate satisfying the requirements set forth below, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender Person, or required to be withheld or deducted from a payment to such Lender Person, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by such Lender Person (with a copy to Administrative Agent), or by Administrative Agent on behalf of such Lender Person, setting forth in reasonable detail the basis for calculating the additional amounts payable to the applicable Lender Person under this Section shall be conclusive absent manifest error.

(e) (i) If any Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Margin Loan Document it shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of any such documentation other than such documentation set forth in Section 2.12(e)(ii)(A), (ii)(B) and (ii)(D) below requested by Borrower shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Margin Loan Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Margin Loan Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) properly completed and executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by properly completed and executed IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable ~~law~~Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable ~~law~~Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Margin Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable ~~law~~Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had never been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Obligors to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Margin Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Margin Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (g).

(h) Each party’s obligations under this Section 2.12 shall survive the assignment of rights by, or the replacement of any Lender Person, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Margin Loan Document.

Section 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify Administrative Agent and Borrower that any Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to perform its obligations to make or maintain Advances hereunder, the obligation of such Lender to make the Advances shall be terminated and all Advances, all interest thereon and all other amounts payable under this Agreement to such Lender shall become due and payable either on the last day of the then current Interest Period, if such Lender may lawfully continue to maintain the Advances to such day, or immediately, if such Lender may not lawfully continue to maintain the Advances.

Section 2.14. Break-Funding. In the event of the payment of any principal of an Advance other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), or the failure to borrow (for a reason other than the failure of Administrative Agent or a Lender to make such Advance), prepay any Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, upon written demand of the applicable Lender, Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profits or margin) attributable to such event to the extent actually incurred by the applicable Lender. A certificate of Calculation Agent setting forth in reasonable detail any amount or amounts that each Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay each Lender the amount shown as due on any such certificate within 10 days after receipt thereof. All of Borrower’s obligations under this Section 2.14 shall survive termination of the Facility or repayment of all other Obligations hereunder.

Section 2.15. Evidence Of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) Administrative Agent shall maintain in accordance with its usual practice accounts in which it shall record (i) the amount of each Advance made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to Subsections (a) and

(b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms.

(d) No promissory note shall be required to evidence the Advances by any Lender to Borrower. Upon the request of any Lender, Borrower shall prepare, execute and deliver to such Lender a promissory note, payable to such Lender and its registered assigns and in a form approved by such Lender, which shall evidence the Advances to Borrower by such Lender in addition to such records. Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.16. Payments And Computations; Pro Rata Treatment; Sharing of Set-offs.

(a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrower shall make each payment hereunder not later than 1:00 p.m. on the day when due in Dollars to, except as otherwise expressly provided herein, Administrative Agent in immediately available funds. All payments received by Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All such payments shall be made to Administrative Agent at its offices as set forth on Schedule 9.02.

(b) Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

(c) All payments (including prepayments and any other amounts received hereunder in connection with the exercise of Administrative Agent’s rights after an Event of Default) made by Borrower to Administrative Agent under any Margin Loan Document shall be applied to amounts then due and payable in the following order: (i) the Structuring Fee, if any; (ii) to any expenses and indemnities payable by Borrower to Administrative Agent or any Lender under any Margin Loan Document; (iii) to any accrued and unpaid interest and fees due under this Agreement; (iv) to principal payments on the outstanding Advances; and (v) to the extent of any excess, to the payment of all other Obligations under the Margin Loan Documents.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations under the Margin Loan Documents resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or such other obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments that shall be equitable so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with their respective Applicable Percentages; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to Guarantor or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower and Guarantor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower or Guarantor in the amount of such participation.

(e) Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from the date such amount is distributed to the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(b), 2.16(e) and 9.04(f), then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amount thereafter received by Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and the Lenders that:

Section 3.01. Organization; Powers. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except as could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification or good standing is required. All licenses, permits, approvals, concessions or other authorizations necessary for (i) the consummation of the Transaction and (ii) except where the failure to obtain and maintain any of the foregoing could not reasonably be expected to result in a Material Adverse Effect with respect to Borrower, the conduct of the business of Borrower, have been duly obtained and are in full force and effect.

Section 3.02. Authorization; Enforceability. The Transactions are within Borrower’s corporate powers, have been duly authorized by all necessary corporate and, if required, shareholder action. The Margin Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to register and/or perfect Liens created pursuant to the Margin Loan Documents, (b) will not violate any Law applicable to Borrower, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or its assets, or give rise to a right thereunder to require any payment to be made by Borrower, and (d) will not result in the creation or imposition of any Lien on any asset of Borrower, except Liens created pursuant to the Margin Loan Documents.

Section 3.04. Financial Condition; No Material Adverse Change.

(a) Borrower has heretofore furnished to Administrative Agent the Borrower Financial Statements, if any, and the Guarantor Financial Statements. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower or Guarantor, as applicable, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and show all material indebtedness and other liabilities, direct or contingent, of Borrower or Guarantor, as applicable, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) As of any date, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect with respect to Guarantor, since the date of the last financial statements delivered pursuant to Section 4.01(a)(x) or Section 5.01, as applicable, with respect to Guarantor.

Section 3.05. Litigation Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower, threatened in writing against or affecting Borrower (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect with respect to Borrower or (ii) that involve this Agreement or the Transactions.

Section 3.06. Compliance With Laws And Agreements. Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to any Person. Borrower is in compliance with its reporting obligations under Sections 13 and 16 of the Exchange Act, including in respect of the transactions contemplated hereunder. No Default exists and no Event of Default has occurred, other than those that have been waived or deemed not to have occurred pursuant to the last sentence of Section 7.01.

Section 3.07. Investment Company Status. Borrower is not and, after giving effect to the contemplated Transactions, will not be required to register as an “investment company” and is not a Person “controlled by” an “investment company,” as such terms are defined in the United States Investment Company Act of 1940.

Section 3.08. Taxes. Borrower has timely filed all income tax returns and other material tax returns that are required to be filed by it in all jurisdictions and has paid all taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except for Taxes contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrower that would, if made, have a Material Adverse Effect with respect to any Cross-Default Person. ~~Prior to any request for a Borrowing pursuant to Section 2.03,~~ Borrower ~~will elect~~has elected to be disregarded as an entity separate from its owner for U.S. federal income tax purposes, which election ~~will be~~was valid and effective as of its formation, and its regarded owner for U.S. federal income tax purposes ~~will be~~is a “foreign corporation” (within the meaning of Section 7701(a)(5) of the Code). Borrower does not have, and has never had, a trade or business or a permanent establishment in any country other than the country of its organization.

Section 3.09. Disclosure. Borrower has disclosed to Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect with respect to Borrower. All information provided with respect to Borrower and its Affiliates by or on behalf of Borrower to Administrative Agent in connection with the negotiation, execution and delivery of this Agreement and the other Margin Loan Documents or the transactions contemplated hereby and thereby, taken as a whole, was or will be, on or as of the applicable date of provision thereof, taken as a whole, complete and correct in all material respects and did not (or will not) contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

Section 3.10. Material Agreements. Borrower is not in default under any provision of any material agreement or instrument to which Borrower is a party or by which Borrower or any of its properties or assets is bound that could reasonably be expected to result in a Material Adverse Effect with respect to Borrower.

Section 3.11. Solvency. Each of Borrower and Guarantor is, and upon the incurrence of any Obligations by Borrower on any date on which this representation and warranty is made or deemed made, will be, Solvent.

Section 3.12. Trading And Other Restrictions.

(a) Borrower is the direct, sole beneficial owner and sole holder of record of all Collateral.

(b) (i) Borrower’s holding period (as determined in accordance with Rule 144) as to the Collateral Shares consisting of TGP Shares and TOO Shares (excluding the 2015 Additional TOO Shares) began more than one year prior to the date hereof, (ii) Borrower’s holding period (as determined in accordance with Rule 144) as to the Collateral Shares consisting of the 2015 Additional TOO Shares began on July 31, 2015 and (iii) Borrower’s holding period (as determined in accordance with Rule 144) as to the Collateral Shares consisting of (x) 8,076,530 TNK Shares began more than one year prior to the date hereof (the “2013 TNK Shares”), (y) 4,166,666 TNK Shares began on December 24, 2014 (the “2014 TNK Shares”) and (z) 4,511,278 TNK Shares began on August 7, 2015 (the “2015 TNK Shares”). With respect to all Collateral Shares, Borrower’s holding period (as determined in accordance with Rule 144) began more than one year prior to the Amendment No. 8 Effective Date.

(c) The Collateral Shares constituting Eligible Collateral (i) are not subject to any restrictions on transfer or pledge that affect the ability of any Obligor to consummate any of the Transactions contemplated by the Margin Loan Documents or the ability of Administrative Agent, Collateral Agent or any Lender to exercise any remedies contemplated by the Margin Loan Documents, other than Existing Transfer Restrictions, (ii) do not contain any legends on the certificates therefor or other similar types of restrictions on such Shares, and do not require any opinions from Issuer’s counsel, or the removal of any “stop transfer order” prior to the sale of such Shares, (iii) are not subject to any shareholders agreement, investor rights agreements, or any other similar agreements or any voting or other contractual restrictions that affect the ability of any Obligor to consummate any of the Transactions contemplated by the Margin Loan Documents or the ability of Administrative Agent, Collateral Agent or any Lender to exercise any remedies contemplated by the Margin Loan Documents and (iv) have been duly authorized and validly issued and are fully paid and non-assessable.

Section 3.13. Capitalization and Subsidiaries. Borrower has no Subsidiaries. Schedule 3.13 sets forth a true and complete listing of each class of each of Borrower’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.13.

Section 3.14. Patriot Act; Sanctioned Persons.

(a) Borrower is not an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. § 1 et seq.), as amended. Borrower and each of its Affiliates is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and (ii) the Act, to the extent that any such Act is applicable to it. No part of the proceeds of any Advance will be used, directly or indirectly, for any payments to any governmental official or governmental employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity on behalf of a government, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b) Neither Borrower nor Guarantor is a Person that is (i) the subject of any sanctions (A) administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority or (B) pursuant to the U.S. Iran Sanctions Act, as amended (collectively, the “Sanctions”) , nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria). No part of the proceeds of any extension of credit hereunder will be used, directly or indirectly (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as lender, underwriter, advisor, investor, or otherwise). Neither Borrower nor Guarantor has, in the past five years, knowingly engaged in, is now knowingly engaged in, or will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 3.15. Material Nonpublic Information. Borrower is not in possession of any adverse Material Nonpublic Information with respect to any Issuer or any of the Shares.

Section 3.16. Restricted Transactions. As of each of the Closing Date, the Amendment No. 3 Effective Date, the Amendment No. 5 Effective Date, the Amendment No. 6 Effective Date ~~and~~, the Amendment No. 7 Effective Date and the Amendment No. 8 Effective Date, Borrower is not a party to any Restricted Transactions in respect of Borrower.

Section 3.17. Conduct of Business. Borrower is not engaged in any business other than as described in Section 6.03.

Section 3.18. Ownership of Property; Ownership of Shares. (a) As of the Closing Date, Borrower owns directly 11,250,000 TGP Shares and 11,250,000 TOO Shares, and has no other material assets ~~and~~, (b) as of the Amendment No. 3 Effective Date, Borrower owns directly 25,208,274 TGP Shares, 16,754,474 TNK Shares and 38,211,772 TOO Shares, and has no other material assets and (c) as of the Amendment No. 8 Effective Date, Borrower owns directly 56,587,484 TOO Shares, 40,290,460 TNK Shares and 25,208,274 TGP Shares, and has no other material assets.

Section 3.19. No Sovereign Immunity. Neither Borrower nor any of its assets or properties has any right of immunity on the grounds of sovereignty from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Law of any jurisdiction.

ARTICLE 4

CONDITIONS OF LENDING

Section 4.01. Conditions Precedent to First Borrowing. The obligation of each Lender to make an Advance on the occasion of the first Borrowing hereunder is subject to satisfaction or waiver of the following conditions precedent:

(a) Administrative Agent shall have received each of the following documents, duly executed, each dated on or prior to the Closing Date, in each case, in form and substance reasonably satisfactory to Administrative Agent and each of the Lenders:

(i) duly executed counterparts of this Agreement, the Security Agreement, the Control Agreement and the Guarantee Agreement;

(ii) a UCC financing statement in appropriate form for filing with the Recorder of Deeds in the District of Columbia;

(iii) (x) certificate of Borrower, dated on or prior to the Closing Date and executed by any Director, Officer or the Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Margin Loan Documents to which it is a party, (B) identify by name and title the Responsible Officers, and (C) contain appropriate attachments, including the Organization Documents of Borrower (which shall be substantially in the form of Exhibit K attached hereto), certified by the relevant authority of the jurisdiction of organization of Borrower, and a Certificate of Compliance for Borrower, from its jurisdiction of organization; and (y) incumbency certificate, which shall identify by name and title and bear the signatures of the Responsible Officers authorized to sign the Margin Loan Documents;

(iv) (x) certificate of Guarantor, dated on or prior to the Closing Date and executed by its Secretary, which shall (A) certify the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Margin Loan Documents to which it is a party, (B) identify by name and title of the Responsible Officers, and (C) contain appropriate attachments, including the Organization Documents of Guarantor, and a Certificate of Goodstanding for Guarantor, from its jurisdiction of organization; and (y) incumbency certificate, which shall identify by name and title and bear the signatures of the Responsible Officers authorized to sign the Margin Loan Documents;

(v) a solvency certificate from a Responsible Officer for each of Borrower and Guarantor;

(vi) legal opinion of Latham & Watkins LLP, special New York counsel to Borrower and Guarantor; legal opinion of Alexanders, Bermuda counsel to Borrower; legal opinion of Watson~~,~~ Farley & Williams ~~(New York)~~ LLP, special Marshall Islands counsel to Guarantor; each substantially in the form of exhibits to this Agreement;

(vii) for each Obligor, the results of a recent lien search in such Obligor’s jurisdiction of organization and, if different, such Obligor’s “location” (determined as provided in UCC Section 9-307) and each of the jurisdictions where assets of such Obligor are located, and, in the case of Borrower, such search shall reveal no liens on any of the assets of Borrower except for liens permitted by Section 6.02 or discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation satisfactory to Lender;

(viii) completed FRB Forms U-1 with respect to the Facility duly executed by Borrower;

(ix) the most recent account statements of Borrower with respect to each asset owned by Borrower, to the extent any such account statements have been prepared, and a certificate of a Responsible Officer, dated as of the Closing Date, (A) certifying that the aforementioned account statements, if any, are true, correct and complete and (B) containing a list of all Indebtedness, tax liabilities and/or commitments of Borrower, a description of the material terms of each item on such list (including the amount of any liability thereunder, whether contingent, direct or otherwise, the due date for each such liability, the total unfunded commitment, if any, and the rate of interest, if any, applicable thereto) and a certification that such list is true, correct and complete and that Borrower has no other Indebtedness, tax liabilities or commitments other than those set forth on such list (the “Borrower Financial Statements”);

(x) (w) audited consolidated financial statements of Guarantor for the 2009, 2010, and 2011 fiscal years, (x) unaudited interim consolidated financial statements of Guarantor for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (w) of this paragraph as to which such financial statements are available, and (y) a certificate of a Responsible Officer of Guarantor, dated as of the Closing Date, (A) certifying, in the case of the financial statements delivered under clause (x) above, as presenting fairly in all material respects the financial condition and results of operations of Guarantor in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and (B) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto (the “Guarantor Financial Statements”);

(xi) evidence that each of Borrower and Guarantor has duly appointed a process agent in New York City to accept such service of any and all writs, process and summonses for any action arising out of this Agreement or any other Margin Loan Document; and

(xii) an Issuer Acknowledgement executed by each Issuer.

(b) The Collateral Account shall have been established by Borrower, and the Collateral Shares shall have been credited to the Collateral Account free from all Transfer Restrictions (other than Existing Transfer Restrictions) by book-entry transfer through DTC, as depositary.

(c) Immediately prior to such Borrowing, the quotient of (i) the aggregate amount of the Commitments of all Lenders hereunder divided by (ii) the Share Collateral Value shall be equal to or less than the Initial LTV Ratio.

(d) ~~The Basket Ratio Requirement shall be satisfied at the time of such Borrowing~~[With effect as of the Amendment No. 8 Effective Date, reserved].

(e) All documented fees required to be paid under the Margin Loan Documents on or before the Closing Date, including the Structuring Fee and Lender Expenses invoiced prior to the Closing Date, shall have been paid.

(f) No Change in Law shall have occurred and be continuing that, after giving effect to such Borrowing, would result in Borrower being obligated to compensate Administrative Agent or any Lender with respect to such Change in Law pursuant to the terms of Section 2.11.

Section 4.02. Conditions Precedent To Each Advance. The obligation of each Lender to make any Advance on the occasion of any Borrowing (including the first Borrowing hereunder) shall be subject to the following further conditions precedent:

(a) Each of the representations and warranties of Borrower and Guarantor contained in Article 3 or in any other Margin Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(b) Since the date of the last financial statements delivered pursuant to Section 4.01(a)(x) or Section 5.01, as applicable, with respect to Guarantor, no event or condition has resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect with respect to Guarantor;

(c) Borrower shall have delivered a Borrowing Notice in accordance with the requirements hereof;

(d) Immediately after giving effect to such Borrowing, the LTV Ratio shall not exceed the Initial LTV Ratio;

(e) No Default, Event of Default or Share Collateral Trigger Event shall have occurred and be continuing, or would result from such Borrowing or from the application of the proceeds therefrom;

(f) Borrower shall not have provided notice of termination of the Commitments; and

(g) The Collateral Requirement shall have been satisfied.

ARTICLE 5

AFFIRMATIVE COVENANTS OF BORROWER

On and after the Closing Date and so long as any Lender has a commitment to make an Advance or any Obligations (other than indemnification obligations for which no claim has accrued or been asserted) remain outstanding:

Section 5.01. Financial Statements. Borrower will furnish to Administrative Agent or cause to be furnished to Administrative Agent:

(a) within 120 days after the end of each fiscal year of each Obligor, such Obligor’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Obligor in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants; provided that Borrower shall have no obligation under this clause to provide any such financial statements, certificates or reports except to the extent Borrower has then prepared such items for its own internal use;

(b) within 90 days after the end of each of the first three fiscal quarters of each Obligor, such Obligor’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of such Obligor’s Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of such Obligor in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; provided that Borrower shall have no obligation under this clause to provide any such financial statements, certificates or reports except to the extent Borrower has then prepared such items for its own internal use;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the applicable Obligor (or, in the case of Borrower, a Responsible Officer of Guarantor) (x) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of such Obligor in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, and (y) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(d) In addition, Borrower shall promptly furnish to Administrative Agent such additional information regarding the business, financial or corporate affairs of Borrower or Guarantor, or compliance with the terms of the Margin Loan Documents, as Administrative Agent may from time to time reasonably request.

Section 5.02. Notices Of Material Events. Borrower shall furnish to Administrative Agent or cause to be furnished to Administrative Agent notice, as promptly as reasonably practicable after obtaining actual knowledge, of:

(a) the occurrence of (i) any Default, Potential Facility Amendment Event or Redocumentation Event or (ii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to either Borrower or Guarantor, including the receipt of any notice of any governmental investigation or any litigation commenced or threatened against Borrower or Guarantor;

(b) the occurrence of a Change of Control of Borrower or an Issuer;

(c) any Lien (other than Permitted Liens) or claim made or asserted against any of the Other Collateral, if any;

(d) any material loss, damage, or destruction to any Other Collateral, if any, whether or not covered by insurance.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct Of Business. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises and governmental authorizations material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

Section 5.04. Payment Of Taxes. Borrower shall pay and discharge as and when the same shall become due and payable, all material Taxes imposed upon it or upon its property, except where (a) the validity or amount thereof is being diligently contested in good faith and by appropriate proceedings, (b) Borrower has set aside on its books appropriate reserves with respect thereto in accordance with GAAP and (c) in the case of any liabilities which have or may become or result in a Lien upon any Collateral, none of the Collateral is subject to unstayed proceedings to sell such Collateral.

Section 5.05. Compliance With Laws. Borrower shall comply in all material respects with the requirements of all applicable material Laws and all material orders, writs, injunctions and decrees applicable to it or its property.

Section 5.06. Compliance With Exchange Act Requirements. Borrower shall promptly comply with its reporting obligations under Sections 13 and 16 of the Exchange Act in respect of the transactions contemplated hereunder, and Borrower shall give prior notice to Administrative Agent of any public filing of or relating to the Margin Loan Documents and provide Administrative Agent with a copy of any such report at least one Business Day prior to the filing thereof.

Section 5.07. Further Assurances. As promptly as reasonably practicable upon the request of Administrative Agent, Borrower shall execute and/or deliver any additional agreements, documents and instruments, and take such further actions as Administrative Agent may reasonably deem necessary or desirable (a) to assure Collateral Agent is perfected with a first priority Lien on the Collateral and (b) to carry out the provisions and purposes of the Margin Loan Documents. Such agreements, documents or instruments or actions shall be reasonably satisfactory to Administrative Agent.

Section 5.08. Books And Records. Borrower shall keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

Section 5.09. Maintenance of Separateness. Borrower shall:

(a) maintain its own separate books and records and bank accounts;

(b) at all times conduct its business solely in its own name and in a manner not misleading to third parties as to its identity (including through the use of separate stationary or letterhead);

(c) not commingle its assets with the assets of any other Person and hold its assets in its own name;

(d) comply strictly with any organization formalities to maintain its separate existence;

(e) pay its own liabilities out of its own funds (after giving effect to any intercompany loans or additional investments, directly or indirectly, by Guarantor permitted under the Margin Loan Documents);

(f) maintain an arm’s-length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis and on terms similar to those of an arm’s-length transaction (except to the extent that Borrower may enter into any contract or any other affiliate transaction permitted under the Margin Loan Documents, including making Permitted Investments);

(g) maintain adequate capital appropriate to the contemplated business purpose, transactions and liabilities of Borrower; provided that Guarantor, as the ultimate beneficial owner, shall not be required to make any additional capital contributions to the Company except as required by, or occurring in connection with, the guarantee by Guarantor in favor of Administrative Agent and the Lenders;

(h) cause the directors, officers, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower;

(i) not identify itself as a division of any other Person and use reasonable efforts to correct any known misunderstanding regarding the separate identity of Borrower; and

(j) any financial statements maintained by Borrower shall show its assets and liabilities separate and apart from those of any other Person.

Section 5.10. Use Of Proceeds. Borrower shall use the proceeds of the Advances for general corporate purposes, including Restricted Payments and Permitted Investments.

ARTICLE 6

NEGATIVE COVENANTS

On and after the Closing Date and so long as any Lender has a commitment to make an Advance or any Obligations (other than indemnification obligations for which no claim has accrued or been asserted) remain outstanding:

Section 6.01. Indebtedness. Borrower shall not create, incur, assume or suffer to exist any Indebtedness, other than the Obligations under the Margin Loan Documents ~~and the “Secured Obligations” as defined in the Swap Security Agreement~~.

Section 6.02. Liens. Borrower shall not create, incur, assume or suffer to exist any Lien upon the Collateral or any other property or asset, whether now owned or hereafter acquired, other than Permitted Liens.

Section 6.03. Fundamental Changes.

(a) Borrower shall not (i) engage in any activity other than (x) acquiring and holding the Shares, and activities incidental thereto or otherwise contemplated herein, (y) issuing Equity Interests, accepting capital contributions and activities incidental to any of the foregoing or (z) making Permitted Investments and activities incidental thereto; (ii) acquire or own any material assets other than the Shares, Cash, Cash Equivalents and Other Collateral, and property incidental thereto; (iii) own any material assets that are not held in the Collateral Account, (iv) engage in any business other than businesses of the type conducted by Borrower on the date of execution of this Agreement and businesses reasonably related thereto; or (v) change its capital structure to include any interests other than a single class of equity interests.

Section 6.04. Asset Sales. Borrower shall not sell, transfer, lease or otherwise dispose of any asset; provided that (x) Borrower may sell or transfer assets for cash (not on an installment basis) to any direct or indirect Subsidiary of Guarantor in an arm’s-length transaction and (y) Borrower may sell Collateral Shares in Permitted Sale Transactions.

Section 6.05. Investments And Acquisitions. Other than Shares, Cash, Cash Equivalents, Other Collateral or Permitted Investments, Borrower shall not purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise).

Section 6.06. Restricted Payments. Borrower shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments with respect to Borrower, or incur any obligation to do so other than, so long as no Event of Default exists and is continuing, Restricted Payments of assets and properties not required to be held as Collateral under the Margin Loan Documents.

Section 6.07. Investment Company. Borrower shall not become an “investment company” or a Person “controlled by” an “investment company,” as such terms are defined in the United States Investment Company Act of 1940.

Section 6.08. No Amendment Of Organization Documents, Etc. Borrower shall not consent to any material amendment, supplement or other modification of any of the terms or provisions of its Organization Documents, unless consented to by Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that an amendment, supplement or modification of the terms and provisions of Borrower’s Organization Documents to effect the replacement of a director or officer of Borrower may be made without Administrative Agent’s consent.

Section 6.09. Formation Of Subsidiaries. Borrower shall not form, create, organize, incorporate or acquire any Subsidiaries.

Section 6.10. Restricted Transaction. Neither Borrower nor Guarantor shall enter into, or agree to enter into, any Restricted Transaction.

Section 6.11. No Impairment of Collateral Shares. Borrower shall not take any action that would materially impair the value of the Collateral Shares relative to the value of the Shares generally or impair Collateral Agent’s security interest therein or its ability to sell or otherwise realize against such Collateral Shares.

Section 6.12. Tax Status. Borrower shall not change its status for U.S. federal income tax purposes unless Administrative Agent shall have provided its prior written consent to such change, which consent shall not be unreasonably withheld, conditioned or delayed, and at all times that it is disregarded as an entity separate from its owner for U.S. federal income tax purposes it will have a “foreign corporation” (within the meaning of Section 7701(a)(5) of the Code) as its regarded owner for U.S. federal income tax purposes.

Section 6.13. Use Of Proceeds. Borrower shall not use the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry (within the meaning of Regulation U of the FRB) Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose in each case in violation of Regulation U of the FRB, or otherwise use any such proceeds, in each case in contravention of any Law or any Margin Loan Document.

Section 6.14. Provision Of Public Information. Notwithstanding anything to the contrary in the Margin Loan Documents, Borrower shall use good faith efforts not to provide to any employee or agent on the “public” side of the internal information wall (such internal information wall, the “Wall” and each such employee or agent, a “public side person”) of Administrative Agent, any Lender or any of their respective Affiliates any Material Nonpublic Information with respect to any Issuer, their Subsidiaries or their securities in any document or notice required to be delivered pursuant to this Agreement or communication in connection with this Agreement (each a “Communication”). Borrower shall be deemed to have represented that any such Communication addressed or directed by Borrower or any Affiliate of Borrower to, or that Borrower or such Affiliate believes or should reasonably believe is likely be received by, any public side person contains no such Material Nonpublic Information. If at any time, Borrower is unable to make the representation required under the immediately preceding sentence, it shall use its reasonable best efforts to put itself in a position of being able to provide such a representation as promptly as practicable. If any public side person at Administrative Agent or any Lender or any of their Affiliates (each a “Lender Party”) receives from Borrower or any Affiliate of Borrower any Material Nonpublic Information at any time, such Lender Party shall use reasonable efforts to bring such public side person over to the “private” side of such Wall with respect to such Material Nonpublic Information. If, notwithstanding such efforts, Administrative Agent, such Lender Party or the related Lender, as applicable, reasonably determines, based on the advice of counsel, that awareness of such Material Nonpublic Information could impair the ability of Administrative Agent, Collateral Agent or any Lender to exercise any of its remedies under any Margin Loan Document, such Lender Party may, solely in connection with the exercise of its remedies under Section 9 of the Security Agreement with respect to the TGP Shares, TNK Shares or TOO Shares, as applicable, and with prior notice to Borrower, disclose such Material Nonpublic Information publicly, to any potential purchaser of the Collateral or to any other Person in order to remedy such impairment. For the avoidance of doubt, no communication (i) between Borrower and any employee or agent of Administrative Agent, any Lender or any of their respective Affiliates on the “private” side of the Wall of Administrative Agent, such Lender or such Affiliate or (ii) to any employee or agent of Administrative Agent, any Lender or any of their respective Affiliates initiated or solicited by that employee or agent, shall in either case be deemed to violate the provisions of this Section 6.14.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events Of Default. If any of the following events (“Events of Default”) shall occur:

(a) Borrower shall fail to pay any principal of any Advance or Make Whole Amount when and as the same shall become due and payable, whether at the due date thereof or a date fixed for prepayment thereof or otherwise; provided that if Borrower can demonstrate to the reasonable satisfaction of Administrative Agent that all necessary instructions were given to effect such payment and the non-receipt thereof is attributable solely to an error in the banking system, such payment shall instead be deemed to be due and payable, solely for the purposes of this paragraph, within 3 Business Days of the originally scheduled due date for such payment;

(b) Borrower shall fail to pay any interest on any Advance or any fee or any other amount (other than an amount referred to in Section 7.01) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Borrower or Guarantor herein or in any Margin Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Margin Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) Borrower or Guarantor shall fail to perform or observe any covenant, condition or agreement applicable to it in Section 5.02, 5.03, 5.04, 5.05, 5.06, 5.09 or Article 6 (but excluding Section 6.14) of this Agreement or any other Margin Loan Document;

(e) Borrower or Guarantor shall fail to observe or perform any covenant, condition or agreement in this Agreement or any other Margin Loan Document other than any such covenant, condition or agreement, referred to in any other Section of this Section 7.01 and such failure shall not have been remedied or waived within 30 days of receipt by Borrower and Guarantor of written notice from Administrative Agent of such Default.

(f) (i) any event or condition shall occur that results in any Material Indebtedness of any Cross-Default Person becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, and such occurrence shall continue unremedied for a period of two Business Days, provided that this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (ii) there shall occur under any Swap Contract to which any Cross-Default Person is a party an early termination date (howsoever defined in such Swap Contract) resulting from any event of default (howsoever defined in such Swap Contract) under such Swap Contract as to which any Cross-Default Person is the defaulting party (howsoever defined in such Swap Contract) and~~, except in the case of any Swap Contract for which the Swap Security Agreement is a “Credit Support Document” (as defined in such Swap Contract),~~ the Swap Termination Value owed by such Cross-Default Person as a result thereof is greater than the Threshold Amount;

(g) (i) Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer shall become unable or admit in writing its inability or shall fail generally to pay its debts as they become due; (ii) Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer shall institute or consent to the institution of any proceeding under any Debtor Relief Law, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer shall be appointed without the application or consent of Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer and the appointment continues undischarged or unstayed for ninety (90) calendar days; (iv) any proceeding under any Debtor Relief Law relating to Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer or to all or any material part of the property of Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer shall be instituted without the consent of such Person, as the case may be, and continues undismissed or unstayed for ninety (90) calendar days, or an order for relief is entered in any such proceeding; or (v) Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer shall take any action to authorize any of the actions set forth above in this Section;

(h) (i) any material provision of any Margin Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms or (ii) Borrower or Guarantor shall challenge the enforceability of any Margin Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Margin Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;

(i) (i) the Security Agreement shall for any reason fail to create a valid and perfected first priority Lien in the Collateral, except as permitted by the terms thereof, the Security Agreement shall fail to remain in full force or effect or Collateral Agent ceases to have a first priority perfected Lien in the Collateral or (ii) Borrower or Guarantor shall take any action to discontinue or assert in writing the invalidity or unenforceability of the Security Agreement, or Borrower or Guarantor shall fail to comply with any of the terms or provisions of the Security Agreement;

(j) any money judgment, writ or warrant of attachment or similar process in excess of the Threshold Amount shall be entered or filed against Borrower or Guarantor on any of their respective Assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 (thirty) days;

(k) there shall occur a change in the assets of Guarantor such that Guarantor has no material assets other than its indirect ownership interest in Borrower;

(l) (i) the number of shares of TGP Shares or TOO Shares constituting Collateral Shares shall represent more than 40% of the number of outstanding TGP Shares or TOO Shares, as the case may be, or (ii) the number of shares of TNK Shares constituting Collateral Shares shall represent more than ~~20~~22% of the number of outstanding TNK Shares, in each case for a period of ten consecutive Business Days;

(m) any Governmental Authority shall condemn, nationalize, seize or otherwise expropriate all or any substantial part of the property, shares of capital stock or equity or other assets of any Guarantor and its Subsidiaries taken as a whole or any Issuer and its Subsidiaries taken as a whole;

(n) there shall occur a Change of Control with respect to Borrower or an Issuer, and such Change of Control shall continue for three Business Days; or

(o) there shall occur a Collateral Shortfall; provided that such Collateral Shortfall will not constitute an Event of Default if (i) within the applicable Collateral Shortfall Grace Period, Borrower prepays outstanding Borrowings pursuant to Section 2.10(a) (the amount of such prepayment, the “Deficiency Amount”) and/or ~~pledges additional Eligible Collateral pursuant to Section 2.10(c)~~executes one or more Permitted Sale Transactions such that immediately after giving effect to such prepayment and/or ~~pledge~~execution the LTV Ratio is equal to or less than the Initial LTV Ratio or (ii) at all times during the applicable Collateral Shortfall Grace Period, the Deficiency Amount, if Borrower were to only prepay outstanding Borrowings (and not pledge any additional Eligible Collateral or execute one or more Permitted Sale Transactions) pursuant to clause (i) above, would be less than $2,000,000;

then, and in any such event, and at any time thereafter during the continuance of such event, Administrative Agent shall, at the request of Lenders having aggregate Applicable Percentages equal to or in excess of 50% at such time, by written notice to Borrower, take either or both of the following actions, at the same or different times: (i) declare the Total Accrued Loan Amount to be forthwith due and payable, whereupon the Total Accrued Loan Amount (including the applicable Make Whole Amount, if any, payable to Administrative Agent for the account of each Lender pursuant to Section 2.08(c)) shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower and (ii) declare the Commitments to be terminated, whereupon the same shall forthwith terminate; provided that upon the occurrence in respect of Borrower of any event of the type described in Section 7.01(g), (x) the Total Accrued Loan Amount shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower and (y) the Commitments shall automatically be terminated. Upon the occurrence and the continuance of an Event of Default, Lender may exercise any rights and remedies provided to Administrative Agent and the Lenders under the Margin Loan Document or at law or equity, including all remedies provided under the UCC.

ARTICLE 8

ADMINISTRATIVE AGENT

Section 8.01. Administrative Agent.

Each of the Lenders hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower, Guarantor or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for elsewhere in this agreement), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to this Agreement, the other Margin Loan Documents or applicable law, and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower, Guarantor or any of its Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, pursuant to this Agreement) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrower or a Lender and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Margin Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more subagents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders (calculated without regard to the Applicable Percentage of the resigning Administrative Agent) shall have the right, in consultation with Borrower, to appoint a successor, which shall be a commercial bank with an office in New York, New York, or an Affiliate of any such commercial bank with an office in New York, New York, and which may, for the avoidance of doubt, be a Lender or an Affiliate of a Lender. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Margin Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. The successor shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Margin Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Amendments, Etc.

(a) Neither this Agreement nor any other Margin Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as set forth in Sections 9.01(b), 9.01(c) or 9.01(d) or (y) pursuant to an agreement or agreements in writing entered into by Borrower, Guarantor (as applicable) and the Required Lenders or by Borrower, Guarantor (as applicable) and Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Advance or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Advance or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.16(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release Guarantor from its obligations under the Guarantee Agreement, without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent under any Margin Loan Document without the prior written consent of Administrative Agent. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advance or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase the Commitment of such Defaulting Lender, reduce the principal amount of any Advance of such Defaulting Lender or reduce the rate of interest thereon, or reduce any fees payable owing to such Defaulting Lender hereunder, postpone the scheduled date of payment of the principal amount of any Advance of such Defaulting Lender or any interest thereon, or any fees payable to such Defaulting Lender hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment of such Defaulting Lender, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(b) Upon the occurrence of a Share Collateral Trigger Event, Administrative Agent may, with the consent of the Required Lenders, in consultation with Borrower to the extent reasonably practicable and to the extent that such consultation would not cause undue delay, propose to amend one or more of the material terms of any Margin Loan Document other than the Guarantee Agreement (subject to the proviso to Section 9.01(a)) by delivering written notice of such proposed amendments to Borrower and the Lenders. Such amendments will take effect at the applicable Amendment Effective Time; provided that following receipt of such notice, Borrower may (i) prepay in full the Total Accrued Loan Amount to Administrative Agent for the account of each Lender prior to the Amendment Effective Time, in which case the proposed amendments will not take effect and (ii) if Borrower makes the payment described in clause (i), Borrower may (but shall not be required to) simultaneously terminate the Commitments pursuant to Section 2.05(b) without paying any Make Whole Amount.

(c) If any of the following events (“Potential Facility Amendment Events”) shall occur:

(i) the occurrence of the tenth scheduled Exchange Business Day prior to the scheduled consummation of a Merger Event in relation to an Issuer, unless Calculation Agent determines that such consummation is unlikely to occur;

(ii) the announcement of an event that if consummated or completed would result in a Delisting of the TGP Shares, the TNK Shares or the TOO Shares and such shares not being immediately relisted on a Designated Exchange;

(iii) the payment of an Extraordinary Dividend with respect to the TGP Shares, the TNK Shares or the TOO Shares~~;~~, except, with respect to any calendar quarter in 2019, the payment of any Extraordinary Dividend with respect to the TGP Shares with an ex-dividend date occurring during such calendar quarter, the amount or value of which (as determined by Calculation Agent), when aggregated with the amount or value (as determined by Calculation Agent) of any Ordinary Cash Dividend with respect to the TGP Shares with an ex-dividend date occurring in the same calendar quarter, does not exceed $1.05 per share;

(iv) the occurrence of the record date in respect of a distribution, issue or dividend to existing holders of the TGP Shares, the TNK Shares or the TOO Shares of share capital or other securities of another issuer acquired or owned (directly or indirectly) by the relevant Issuer in connection with a spin-off or other similar transaction with a value greater than 35% of the value of the share capital of the relevant Issuer immediately prior to such record date, as determined by Calculation Agent; ~~or~~

(v) suspension from trading of the TGP Shares, the TNK Shares or the TOO Shares on the applicable Exchange for three consecutive Exchange Business Days, other than a suspension that affects all common equity securities on such Exchange; or

(vi) the Share Collateral Value attributable to the TGP Shares shall represent less than 50% of the total Share Collateral Value immediately after giving effect to any withdrawal or release of TGP Shares from the Collateral Account pursuant to Section 2.10;

then, and in any such event, and at any time thereafter during the continuance of such event, Administrative Agent may, with the consent of the Required Lenders, in consultation with Borrower to the extent reasonably practicable and to the extent such consultation would not cause undue delay, propose to amend one or more of the material terms of any Margin Loan Document other than the Guarantee Agreement (subject to the proviso to Section 9.01(a)) to account for such Potential Facility Amendment Event by delivering written notice of such proposed amendments to Borrower and the Lenders. Such amendments will take effect at the applicable Amendment Effective Time; provided that following receipt of such notice, Borrower may, prior to the Amendment Effective Time, (x) prepay in full the Total Accrued Loan Amount to Administrative Agent for the account of each Lender and (y) terminate the Commitments pursuant to Section 2.05(b) without paying any Make Whole Amount (and, for the avoidance of doubt, Borrower must take the action described in clause (y) if Borrower takes the action described in clause (x)).

(d) Upon the occurrence of a Redocumentation Event, Borrower may, on or prior to the applicable Amendment Effective Time, (x) prepay in full the Total Accrued Loan Amount to Administrative Agent for the account of each Lender and (y) terminate the Commitments pursuant to Section 2.05(b) without paying any Make Whole Amount (and, for the avoidance of doubt, Borrower must take the action described in clause (y) if Borrower takes the action described in clause (x)). Unless Borrower so elects to prepay the Total Accrued Loan Amount and terminate the Commitments pursuant to the preceding sentence, then after the applicable Amendment Effective Time, Administrative Agent may, with the consent of the Required Lenders, split the Facility into a separate facility with each Lender (each a “Separate Facility”) on economic terms identical to those of the Facility (subject to any necessary conforming changes), with aggregate Commitments and outstanding Advances equal to the Commitments and outstanding Advances under the Facility, and which shall be documented in separate agreements on substantially the same terms and conditions as this Agreement and the other Margin Loan Documents; provided that all conditions precedent to the making of the Advances on the occasion of the first Borrowing specified in this Agreement shall be deemed to be satisfied upon Borrower’s entry into the Separate Facilities and Borrower shall not be required to deliver any certificates, certifications, opinions or other documents upon its entry into the Separate Facilities other than (i) standard corporate housekeeping opinions (with the cost of such opinions to be paid by the applicable Lender or Lenders, as the case may be, requesting such opinions) and (ii) UCC financing statements in an appropriate form for filing with the Recorder of Deeds in the District of Columbia and completed Federal Reserve Board Forms U-1 and G-3, to the extent necessary; provided, further that Borrower shall not be required to incur any increased tax, cost or expense (other than its own out-of-pocket fees and expenses of counsel) in connection with the establishment and maintenance of the Separate Facilities other than increased taxes, costs or expenses that Borrower would be required to incur under this

Agreement and the other Margin Loan Documents. The parties will work together in good faith to agree on documentation for the Separate Facilities that takes into account changes appropriate to reflect the fact that each Separate Facility has a single Lender (including, for the avoidance of doubt, changes to the definition of Permitted Liens to reflect the fact that Borrower will pledge collateral separately to each Lender). A Lender shall be Administrative Agent under each Separate Facility with a single Commitment and outstanding Advances proportional to the Commitment of such Lender under the Facility, and each Separate Facility will have its own Collateral Agent and will be separately secured by a portion of the Collateral proportional to the Commitment in respect of such Separate Facility. Borrower will not be responsible for any fees, costs or other expenses incurred by Administrative Agent or any Lender in connection with the establishment and maintenance of the Separate Facilities, other than fees, costs and other expenses for which Borrower would be responsible under this Agreement and the other Margin Loan Documents.

Section 9.02. Notices; Effectiveness; Electronic Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Borrower, to:

Deliver by courier to:

Teekay Finance Limited

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM 08 Bermuda

Attn: Edith Robinson

Telephone No.: (441) 298-2533

Facsimile No.: (441) 292-3931

Email: edie.robinson@teekay.com

with a copy to:

Teekay Finance Limited

Suite No. 1778

48 Par-la-Ville Road

Hamilton, HM 11 Bermuda

Attn: Edith Robinson

with a copy to:

Teekay Corporation

c/o Teekay Shipping (Canada) Ltd.

Suite 2000 Bentall 5

550 Burrard Street

Vancouver, BC V6C 2K2

Canada

Attn: Renee Eng, Manager, Treasury

Telephone No.: (604) 609-6418

Facsimile No.: (604) 681-3011

and

Rafal Gawlowski

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

(ii) if to Administrative Agent, to its applicable address set forth on Schedule 9.02.

(iii) if to any other Lender, to it at its address (or facsimile number or electronic mail address or telephone number) set forth on Schedule 9.02 or in the Assignment and Assumption pursuant to which such Lender becomes party to this Agreement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Borrower and Administrative Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Subsection (b) below, shall be effective as provided in such Subsection (b).

(b) (i) Notices and other communications sent to an email address shall be deemed received when sent absent receipt of a failure to deliver notice, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address (including email address), facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d) Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower. Borrower shall indemnify Administrative Agent and the Lenders and the Related Parties of Administrative Agent and the Lenders from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower, except to the extent such losses, costs, expenses and liabilities arise from the gross negligence, bad faith or willful misconduct of Administrative Agent or any of its Related Parties. All telephonic notices to and other telephonic communications with Administrative Agent or any Lender may be recorded by such Person, and each of the parties hereto hereby consents to such recording.

(e) Borrower hereby agrees that service of all writs, process and summonses in any suit, action or proceeding brought under any Margin Loan Document may be made upon Watson, Farley & Williams (New York) LLP, presently located at 1133 Avenue of the Americas, New York, New York 10036 (the “Process Agent”), and Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to Borrower shall not impair or affect the validity of such service or of any judgment based thereon. Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in the manner provided in Section 9.08(d).

Section 9.03. No Waiver; Remedies.

(a) No failure or delay by Administrative Agent or any Lender in exercising any right or power hereunder or under any other Margin Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent and the Lenders hereunder and under any other Margin Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Margin Loan Document or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Event of Default at the time.

(b) The Advances are made with full recourse to Borrower and constitute direct, general, unconditional and unsubordinated Indebtedness of Borrower.

(c) Borrower, Administrative Agent and each Lender acknowledge and agree that the Margin Loan Documents collectively are intended to constitute a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or contemplated hereby or made, required to be made or contemplated in connection herewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27) and Sections 546(e) and/or (j) of the Bankruptcy Code. In addition, all obligations under or in connection with the Margin Loan Documents represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code. The parties further acknowledge and agree that the Margin Loan Documents collectively constitute a “master netting agreement” within the meaning of the Bankruptcy Code.

Section 9.04. Costs And Expenses; Indemnification; Damage Waiver.

(a) Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and Collateral Agent, including the reasonable fees, charges and disbursements of counsel for Administrative Agent and Collateral Agent (whether outside counsel or the allocated costs of its internal legal department), in connection with the Facility provided for herein, the preparation and administration of the Margin Loan Documents or any amendments, modifications or waivers of the provisions of the Margin Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated but only so long as the Lenders are ready, willing and able to make the Advances contemplated by this Agreement upon satisfaction of all conditions precedent to the making of such Advances) (the “Lender Expenses”), and (ii) all expenses incurred by Administrative Agent, Collateral Agent or the Lenders or any of their respective Affiliates, including the fees, charges and disbursements of any counsel (whether outside counsel or the allocated costs of its internal legal department), in connection with the enforcement, collection or protection of its rights in connection with the Margin Loan Documents, including its rights under this Section, or in connection with the Advances made hereunder, including, subject to Section 9.01(d), all such expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) Borrower shall indemnify Administrative Agent, Collateral Agent and each Lender (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Borrower or any Related Party of Borrower arising out of, in connection with, or as a result of (i) the preparation, negotiation, execution, delivery or administration of this Agreement, any other Margin Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the enforcement or protection of their rights hereunder and thereunder or the consummation of the transactions contemplated by this Agreement, any other Margin Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Related Party of Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) arise out of any dispute among Indemnitees (other than a dispute involving claims against Administrative Agent or Collateral Agent, in each case in their respective capacities as such) that did not involve actions or omissions of Borrower, Guarantor or their respective Affiliates.

(c) To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Margin Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in Subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Margin Loan Document or the transactions contemplated hereby or thereby, except to the extent such charges result from the willful misconduct, bad faith or gross negligence of such Indemnitee.

(d) All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(e) To the extent that Borrower fails to pay any amount required to be paid by it to Administrative Agent or any Related Party thereof under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to Administrative Agent or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent in its capacity as such, or against any Related Person acting for Administrative Agent in connection with such capacity.

(f) The agreements in this Section shall survive the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.05. Collateral Agent.

Administrative Agent and each Lender hereby appoint Citibank, N.A. as Collateral Agent hereunder to take such actions on their behalf and to exercise such powers as are delegated to such agent by the terms of this Agreement, the Security Agreement, the Guarantee or by any written instruction of Administrative Agent, together with such actions and powers as are reasonably related thereto to the extent permitted by applicable law. Without limiting the generality of the foregoing, Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and exercise the rights as a secured party on behalf of Administrative Agent and each Lender with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Agreement to the extent permitted by applicable law. Citibank, N.A. hereby accepts and agrees to such appointment.

Section 9.06. Calculation Agent.

The parties hereto hereby appoint Citibank, N.A. as Calculation Agent to take such actions, and to exercise such powers, as are delegated to such agent by the terms of the Margin Loan Documents, and Citibank, N.A. hereby accepts and agrees to such appointment. Whenever Calculation Agent is required to act or to exercise judgment in any way, it shall do so in good faith and in a commercially reasonable manner and, when reasonably practicable, in consultation with Borrower and to the extent that such consultation would not cause undue delay. Following any determination, calculation or other act by Calculation Agent, upon request by Borrower, Calculation Agent will provide to Borrower a report (in a commonly used file format for the storage and manipulation of financial data) displaying, in reasonable detail, the basis for such determination, calculation or action, it being understood that Calculation Agent will not be obligated to disclose any proprietary models or other confidential or proprietary information or data used by it for such determination, calculation or action.

Section 9.07. Payments Set Aside.

To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises their right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 9.08. Governing Law; Submission To Jurisdiction.

(a) The Margin Loan Documents shall be governed by, and construed in accordance with, laws of the State of New York without giving effect to its conflict of laws provisions other than Section 5 1401 of the New York General Obligations Law.

(b) Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Margin Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Margin Loan Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Margin Loan Document against Borrower or its properties in the courts of any jurisdiction.

(c) Each of the parties to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Margin Loan Document in any court referred to in Subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02(a). Nothing in this Agreement or any other Margin Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MARGIN LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER MARGIN LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08(e).

Section 9.09. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Margin Loan Document without the prior written consent of Administrative Agent and each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of Administrative Agent and each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to a single assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) Borrower; provided that no consent of Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if a payment or bankruptcy Event of Default has occurred and is continuing, any other Person (other than a natural person); and

(B) Administrative Agent; provided that no consent of Administrative Agent shall be required for an assignment to an Affiliate of a Lender.

(ii) Assignments by a Lender shall be subject to the following additional conditions:

(A) in no event shall there be more than two Lenders;

(B) the amount of the Commitment or Advances of the assigning Lender subject to each such assignment, and the amount of the Commitment or Advances of the assigning Lender remaining after each such assignment (in each case determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent), in each case shall not be less than the lesser of (1) $10,000,000 and (2) the entire remaining amount of the assigning Lender’s Commitments or Advances, as applicable, unless each of Borrower and Administrative Agent otherwise consent (each such consent not to be unreasonably withheld or delayed);

(C) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and

(D) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.14 and 9.15). Upon request, Borrower (at its expense) shall execute and deliver a promissory note in the form described in Section 2.15(d) to the assignee Lender, and the promissory note, if any, theretofore held by the assignor Lender shall be returned to Borrower in exchange for a new promissory note, payable to the assignee Lender and reflecting its retained interest (if any) hereunder. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.09 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of Borrower or Administrative Agent, sell participations to one or more banks or other entities (other than Borrower of any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Margin Loan Document (including all or a portion of the Advances); provided that (i) such Lender’s obligations under the Margin Loan Document shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the other parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Subject to Subsection (d) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12, and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.12(e) (it being understood that the documentation required under Section 2.12(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.16 as though it were a Lender. Any Lender that sells a participation to a Participant, shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in this Agreement and the other Margin Loan Document; provided that no Lender shall have any obligation to disclose all or any portion of such register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Advances or its other obligations under any Margin Loan Document) to any Person except to the extent such disclosure is necessary to establish that such Commitment or Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the Proposed Treasury Regulations (or, in each case, any amended or successor version).

(d) A Participant shall not be entitled to receive any greater payment under Sections 2.11 and 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(e) Any Lender may at any time (i) pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender or (ii) enter into derivative transactions relating to such Lender’s Commitments or Advances, and this Section shall not apply to any such pledge or assignment of a security interest or derivative transaction; provided that no such pledge or assignment of a security interest or derivative transaction shall (x) release such Lender from any of its obligations hereunder or substitute any such pledgee, assignee or derivative transaction counterparty for such Lender as a party hereto or (y) result in the rehypothecation of any Collateral.

Section 9.10. Severability. Any provision of any Margin Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Margin Loan Document and any separate letter agreements with respect to fees payable to Administrative Agent or the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article 4, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.12. Survival Of Representations. All covenants, agreements, representations and warranties made by Borrower in the Margin Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Margin Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Margin Loan Documents and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any other Obligation under this Agreement is outstanding and unpaid or unsatisfied. The provisions of Sections 2.11, 2.12, 2.14, Section 8.01 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances, the resignation or replacement of Administrative Agent or the termination of this Agreement or any other Margin Loan Document or any provision hereof or thereof.

Section 9.13. Confidentiality. Subject to Section 6.14, each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over Administrative Agent or any Lender (in which case the disclosing party agrees to inform Borrower promptly of such disclosure, unless such notice is prohibited by applicable Law and except in connection with any request as part of a regulatory examination), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the disclosing party agrees to inform Borrower promptly of such disclosure to the extent permitted by law and except in connection with a regulatory examination or an audit or examination conducted by bank accountants), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Margin Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent or the applicable Lender on a non-confidential basis from a source other than Borrower or its Affiliates. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business hereunder or pursuant hereto, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.14. No Advisory Or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Margin Loan Document), Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Administrative Agent and the Lenders are arm’s-length commercial transactions between

Borrower and its Affiliates, on the one hand, and Administrative Agent and the Lenders and their respective Affiliates, on the other hand, (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Margin Loan Document; (b)(i) each of Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing herein or otherwise by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person and (ii) each of Administrative Agent and each Lender has no obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Margin Loan Document; and (c) Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and each of Administrative Agent and each Lender has no obligations to disclose any of such interests to Borrower or any of its Affiliates. To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against Administrative Agent or the Lenders or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.15. Right Of Setoff. If an Event of Default shall have occurred and be continuing, Administrative Agent, Collateral Agent and each Lender (each, a “Set-off Party”) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Set-off Party to or for the credit or the account of Borrower against any and all of the obligations and liabilities of Borrower, irrespective of whether or not the relevant Set-off Party shall have made any demand under the Margin Loan Documents and although such obligations may be unmatured. The rights of each Set-off Party under this Section are in addition to other rights and remedies (including other rights of setoff) that such Set-off Party may have.

Section 9.16 . Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Administrative Agent or any Lender under this Agreement or any other Margin Loan Document or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Administrative Agent or such Lender’s receipt, as applicable, of any sum adjudged in the Judgment Currency, Administrative Agent or such Lender, as applicable, may purchase Dollars with the Judgment Currency, and (b) to indemnify and hold harmless Administrative Agent or such Lender against any deficiency in terms of Dollars in the amounts actually received by Administrative Agent or such Lender following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder and shall survive the termination of this Agreement.

Section 9.17. USA PATRIOT Act Notice. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended (the “Act”), and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent or such Lender to identify Borrower in accordance with the Act. Borrower agrees to promptly provide Administrative Agent or such Lender with all of the information requested by such Person to the extent such Person deems such information reasonably necessary to identify Borrower in accordance with the Act.

Section 9.18. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts that are treated as interest on such Advance under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with applicable law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.19. Disclosure. Borrower hereby acknowledges and agrees that Administrative Agent and each Lender and/or their Affiliates from time to time may hold investments in, make other loans to or have other relationships with Borrower or its Affiliates.

[END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER:

TEEKAY FINANCE LIMITED, as Borrower

By:
Name:
Title:

[Signature Page to Margin Loan Agreement]

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent and solely in respect of
Section 9.05

By:
Name:
Title:

CITIBANK, N.A., as a Lender

By:
Name:
Title:

DNB CAPITAL LLC, as a Lender[1]

By:
Name:
Title:

By:
Name:
Title:

[1]	DNB Capital LLC became a Lender hereunder effective as of April 6, 2017, pursuant to an assignment in accordance with Section 9.09.

[Signature Page to Margin Loan Agreement]

Schedule 1.01(a)

The following haircuts shall be applicable for purposes of determining the Collateral Value of Cash Equivalents:

(a) in the case of readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States with a remaining time to maturity: (i) equal to or less than one year, 99%; (ii) greater than one year but equal to or less than five years, 96%; (iii) greater than five years but equal to or less than ten years, 94%; and (iv) greater than ten years but equal to or less than 30 years, 88%;

(b) in the case of certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) of the definition of Cash Equivalents, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $500,000,000: 97%;

(c) in the case of commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P: 97%; and

(d) in the case of offshore overnight interest bearing deposits in foreign branches of Administrative Agent, any Lender or an Affiliate of a Lender: 98%.

Schedule 1.01(b)

As used in this Agreement, the following terms shall have the following meanings:

“Amendment No. 1 Structuring Fee” means a fee payable on January 6, 2014 by Borrower to Administrative Agent for the account of each Lender, as consideration for the agreements of the Lenders under Amendment No. 1, equal to 0.90% of $50,000,000 for such Lender.

“Amendment No. 2 Structuring Fee” means a fee payable on January 7, 2015 by Borrower to Administrative Agent for the account of each Lender, as consideration for the agreements of the Lenders under Amendment No. 2, equal to 0.90% of $250,000,000 for such Lender.

“Amendment No. 4 Structuring Fee” means a fee payable on January 5, 2016 by Borrower to Administrative Agent for the account of each Lender, as consideration for the agreements of the Lenders under Amendment No. 4, equal to 1.00% of $150,000,000 for such Lender.

“Amendment No. 5 Structuring Fee” means, with respect to each Lender, a fee payable on June 28, 2016 by Borrower to Administrative Agent for the account of such Lender, as consideration for the agreements of such Lender under Amendment No. 5, equal to (i) in the case of Citibank, N.A., 1.25% of $75,000,000 and (ii) in the case of DNB Bank ASA, Grand Cayman Branch, 0.75% of $75,000,000.

“Amendment No. 6 Amendment Fee” means, with respect to DNB Capital LLC as a Lender, a fee payable on April 6, 2017 by Borrower to Administrative Agent for the account of DNB Capital LLC, as consideration for the agreements of DNB Capital LLC under Amendment No. 6, equal to $187,500.

“Amendment No. 6 Structuring Fee” means, with respect to Citibank, N.A. as a Lender, a fee payable on April 6, 2017 by Borrower to Administrative Agent for the account of Citibank, N.A., as consideration for the agreements of Citibank, N.A. under Amendment No. 6, equal to 1.10% of the 2017 Incremental Commitment of Citibank, N.A.

“Amendment No. 8 Structuring Fee” means, with respect to Citibank, N.A. as a Lender, a fee payable on January 2, 2019 by Borrower to Administrative Agent for the account of Citibank, N.A., as consideration for the agreements of Citibank, N.A. under Amendment No. 8, equal to 0.15% of $150,000,000.

“Amendment No. 8 Upfront Fee” means, with respect to each Lender, a fee payable on January 2, 2019 by Borrower to Administrative Agent for the account of such Lender, as consideration for the agreements of such Lender under Amendment No. 8, equal to 0.60% of such Lender’s 2018 Commitment.

“Commitment Fee Rate” means, with respect to any Lender for any calendar day, the rate per annum determined by reference to the table below, based on the Utilization with respect to such Lender for such calendar day.

Utilization	Commitment Fee Rate
Less than 15%	1.50% per annum
15% or greater, but less than 30%	1.25% per annum
30% or greater, but less than 45%	1.00% per annum
45% or greater, but less than 60%	0.75% per annum
60% or greater, but less than 75%	0.50% per annum
75% or greater	0.25% per annum

“Initial LTV Ratio” means twenty-nine and one-half percent (29.5%)~~.~~; provided that if at any time the Share Collateral Value attributable to the Shares of any single Issuer shall exceed 80% of the total Share Collateral Value at such time, then from such time the Initial LTV Ratio shall mean twenty-seven and one-half percent (27.5%); and provided further that, if thereafter the Share Collateral Value attributable to the Shares of any single Issuer shall be equal to or lower than 80% of the total Share Collateral Value at all times on 30 consecutive Exchange Business Days, the Initial LTV Ratio shall be automatically reinstated to equal twenty-nine and one-half percent (29.5%), subject to the first proviso herein.

“Make Whole Amount” means, ~~if Borrower elects to terminate the Commitments (i) on or~~ for each Lender, with respect to any Make Whole Event, an amount equal to the product of (a) the Commitment of such Lender (or in the case of a Make Whole Event resulting from a permanent reduction in Commitments pursuant to Section 2.05(d), the amount of such reduction with respect to such Lender), (b) 1.50% and (c) the number of calendar days from, and including, the date of such Make Whole Event to, and including, the date that is 12 calendar months after the Amendment No. ~~5~~8 Effective Date ~~but prior to the date that is 24 calendar months prior to the Scheduled Maturity Date, 2.25% of the total Commitments, (ii) on or after the date that is 24 calendar months prior to the Scheduled Maturity Date but prior to the date that is 12 months prior to the Scheduled Maturity Date, 1.50% of the total Commitments, or (iii) on or after the date that is 12 months prior to the Scheduled Maturity Date but prior to the Scheduled Maturity Date, 0.75% of the total Commitments.~~divided by 360.

“Spread” means 3.95% per annum.

“Structuring Fee” means a fee payable by Borrower to Administrative Agent for the account of each Lender, as consideration for the agreements of the Lenders under this Agreement, equal to 1.25% of $100,000,000 for such Lender.

“Threshold Amount” means $25,000,000.